UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 24, 2013
Date of Report (Date of earliest event reported)

I-LEVEL MEDIA GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-52069 (Commission File Number)	98-0466350 (IRS Employer Identification No.)

First Island House Peter Street St. Helier, Jersey, Channel Islands (Address of principal executive offices)	JE4 8SG (Zip Code)

+44 (0)1534 789999
(Registrant's telephone number, including area code)

902, B2 KangBao Huayuan, #8 Gongran Tiyuchang Donglu
Chaoyand District
Beijing, PRC 100020
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report on Form 8-K contains forward-looking statements that involve risks and uncertainties regarding the success of our business plan, availability of funds, government regulations, operating costs, our ability to achieve significant revenues, our business model and planned products, and other factors. Forward-looking statements are made, without limitation, in relation to our strategic and operating plans, availability of funds, operating costs, and anticipated demand for our proposed products. Any statements contained herein that are not statements of historical facts may be deemed to be forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential" or "continue", the negative of such terms or other comparable terminology.

Forward-looking statements in this current report include, but are not limited to, statements with respect to the following:

  our planned products;

  the anticipated market demand for our products;

  our intended marketing strategy;

  our future financial or operating performance;

  estimates related to costs and expenditures; and

  requirements for additional capital.

These forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined under the sections titled "Risk Factors", and "Management's Discussion and Analysis of Financial Condition and Results of Operations". If one or more of these risks or uncertainties materialize, or our underlying assumptions prove incorrect, our actual results may vary materially from those expressed or implied by our forward-looking statements anticipated, believed, estimated or expected.

For further information, you should carefully read and consider the section of this current report entitled "Risk Factors" beginning on page 8.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only to a state of affairs as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. We qualify all the forward-looking statements contained in this current report by the foregoing cautionary statements.

REFERENCES

 As used in this current report: (i) the terms "we", "us", "our", "I-Level" and the "Company" mean I-Level Media Group Incorporated after the acquisition of Telupay PLC as disclosed herein, unless otherwise indicated or the context makes it clear that the reference is to the Company prior to such acquisition; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

SECTION 2 - FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets

COMPLETION OF ACQUISITION

Effective September 24, 2013, the Company completed the acquisition of 100% of the issued and outstanding shares of Telupay PLC ("Telupay"), an early stage company focused on the development and initial commercialization of mobile banking and payment applications and systems, through a merger transaction as described below. Telupay is a limited liability company incorporated under the laws of the Jersey Channel Islands. As a result of the acquisition, Telupay is now a wholly owned subsidiary of the Company.

The Company effected the acquisition of Telupay by way of a merger pursuant to the terms of an Amended and Restated Merger Agreement & Plan of Merger (the "Amended and Restated Merger Agreement") dated August 8, 2013, among the Company, Telupay, and I-Level Telupay Merge Corp. ("I-Level Mergeco"), a wholly owned subsidiary of the Company. The merger was effective on September 24, 2013, at which time I-Level Mergeco merged with and into Telupay, pursuant to which the identity and separate corporate existence of I-Level Mergeco ceased and Telupay became the surviving corporation in the merger and a wholly owned subsidiary of the Company.

Under the terms of the Amended and Restated Merger Agreement, at closing, Telupay's stockholders received 1.2 shares of I-Level common stock for every one share of Telupay common stock. With 65,410,298 shares of Telupay common stock outstanding immediately prior to the completion of the acquisition, 78,492,357 shares of I-Level common stock were issued to the former Telupay stockholders. In addition, the Amended and Restated Merger Agreement required that at closing, I-Level's pre-acquisition Chief Executive Officer and director, Francis Chiew, tender back to the treasury of I-Level for cancellation an aggregate of 47,000,000 restricted common shares of I-Level. Taking into account the cancellation of such shares, the 78,492,357 shares of I-Level issued to Telupay stockholders represent approximately 73% of the issued and outstanding common stock of I-Level post-closing. Based on the closing market price of I-Level's common stock of $0.70 per share on September 23, 2013, the day before the closing, the total share consideration issued to Telupay's stockholders had a value of approximately $55,000,000.

The Amended and Restated Merger Agreement also provided that all outstanding Telupay options and warrants would be exchanged for non-transferable options and warrants of I-Level, respectively, based on the same exchange ratio of 1.2 described above. Telupay did not have any options outstanding at closing, but did have an aggregate of 5,963,334 warrants outstanding at closing, each exercisable for $.050 per Telupay share. As a result of the acquisition, such Telupay warrants have been cancelled and exchanged for an aggregate of 7,156,000 I-Level Warrants, each exercisable at $0.42 per share. (Pursuant to the terms of the Amended and Restated Merger Agreement, the exercise price of each I-Level exchange warrant was determined by dividing the per share exercise price of the corresponding Telupay warrant by the exchange ratio of 1.2).

The shares of I-Level common stock and I-Level warrants issued to the Telupay securityholders upon the closing of the acquisition have not been registered under the Securities Act or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act provided by Regulation S.

The closing of the acquisition of Telupay represented a change in control of the Company. For accounting purposes, this change of control constitutes a re-capitalization of the Company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Telupay, as the legal subsidiary, is treated as the acquiring company with the continuing obligations.

As more fully set forth in Item 5.02 of this current report, upon the closing of the acquisition, the following persons held the following positions with our Company:
Name	Age	Position Held
Adrian Crawford Ansell	54	CEO, President and director
Jose Luis Moraza Romero-Salas	54	Director
Perseverando Medalla Hernandez	63	Director
Adrian Ignacio Ocampo	36	Director
Mark Jon Keene	46	Director
Rosarito Deferia Carrillo	48	CFO, Secretary and Treasurer

As a consequence of our Company's acquisition of Telupay, our business is now focused on mobile banking.

BUSINESS

Corporate History of I-Level

The Company was incorporated in the State of Nevada on August 23, 2005 under the name "Jackson Ventures, Inc." Our initial operations included the acquisition and exploration of mineral resources. In 2007, we changed our primary business to that of developing and operating a proprietary, digital media network service in the transportation segment of the outdoor advertising market in China, and changed our name to "i-Level Media Group Incorporated."

On January 29, 2007 we entered into a Share Exchange Agreement to acquire the business of i-Level Systems, a limited liability Company incorporated on May 23, 2003 under the International Business Act of the British Virgin Islands. i-Level Systems owned 100% of i-Level SoftComm, a wholly foreign owned enterprise formed under the laws of the PRC on August 12, 2004. i-Level SoftComm was a development stage company devoting substantially all of its efforts to establishing a new business in the PRC, which involved selling out-of-home video advertising timeslots on its network of flat-panel video advertising display units installed in taxis. The acquisition of i-Level Systems was completed on March 20, 2007. As control of the Company transferred to the shareholders of i-Level Systems on March 20, 2007, this acquisition was considered a recapitalization of i-Level Systems. The acquisition was accounted for using reverse merger accounting rules whereby the historical operations of i-Level Systems constituted the reported numbers prior to March 20, 2007 and the combined operations of the Company and i-Level Systems were reported from March 20, 2007 to December 1, 2008.

On December 1, 2008 i-Level SoftComm ceased operations and its business was wound-up. Also on December 1, 2008 i-Level Systems, the parent company of i-Level SoftComm and a wholly owned subsidiary of the Company, was sold to our former Chief Executive Officer for $1. From December 1, 2008 we deconsolidated i-Level Systems and reported a loss from discontinued operations. Statement of Stockholders' Equity was retroactively restated to account for the deconsolidation of i-Level Systems and the reversal of reverse merger accounting. We have not had operations and have not generated any revenues since December 1, 2008. As such, we were considered a shell company until the acquisition of Telupay.

In July 2011, we effected a consolidation of our issued and outstanding shares as well as our authorized share capital, in each case on a one new share for every 70 old shares. As a result, our authorized share capital was reduced from 1,025,000,000 shares to 14,642,857 shares, par value 0.001 per share. On March 13, 2012, we effected an increase in our authorized share capital from 14,642,857 shares to 1,000,000,000 shares, par value $0.001 per share.

Our Business Prior to Acquisition of Telupay

Prior to our acquisition of Telupay as described above, we were a development stage company focused on obtaining sufficient financing to be able to recommence operations in the social networking, digital media and mobile communications sectors.

Current Business as a Result of Acquisition of Telupay

As indicated above, we acquired Telupay as a wholly owned subsidiary on September 24, 2013. As a consequence of our Company's acquisition of Telupay, our business is now focused on mobile banking and payment processing.

Telupay was incorporated in Jersey, Channel Islands on March 2, 2010. In 2010, Telupay further incorporated: (i) Telupay IP Limited (Jersey, Channel Islands), a wholly owned subsidiary, to hold its intellectual property; (ii) Telupay Solutions Limited (Jersey, Channel Islands), a further wholly owned subsidiary, as the operations arm of the Telupay group of companies; and (iii) Telupay (M.E) FZE (Dubai, AEC), a further wholly owned subsidiary, which subsequently incorporated its own wholly owned subsidiary in the Philippines, Telupay (Philippines) Inc. In 2013, Telupay incorporated Telupay UK Limited (England) as a further wholly owned subsidiary. Telupay and its subsidiaries were incorporated primarily to engage in software application development, enterprise application integration, programming, wholesale sales and distribution of customized software applications, after-sales support and technical assistance, as well as the provision of shared services and other related ancillary and/or support functions, services, systems and processes relate to mobile banking and payment processing.

On December 21, 2010, Telupay entered into an agreement with QSpan Technologies, Ltd. ("QSpan") whereby it acquired all the assets consisting of office equipment and intellectual mobile banking systems ("MBS") technology, and assumed all of its liabilities comprised of trade payables and accrued expenses.

Telupay's MBS technology is a secure, robust method of delivering bank-grade transactions via an intuitive interface on mobile devices. Telupay's MBS technology is not tied to proprietary bank or operator technologies, which gives it the ability to provide its service to all of the major banks, mobile operators, and agent networks worldwide. Highlights in Telupay's business development to date are as follows:

  Strong progress in Philippine business: Three top-ten banks and one of two interbank networks are now using Telupay's platform, including Metrobank, UnionBank, United Coconut Planters Bank (UCPB), and MegaLink, an interbank network servicing 14 financial and non-financial institutions in the Philippines.

  Philippine branded and/or co-branded remittance network: Telupay is currently negotiating terms with a number of distribution networks collectively with over 14,000 agents in the Philippines, and expects to launch a Telupay branded and/or co-branded network in 2014.

  Metapago - Peru: Telupay has installed its MBS system and its ARMaS system (discussed below) with Metapago, with the goal of providing service through its 6,000 agents to the 10 million plus unbanked adults in Peru.

  Telupay is discussing business opportunities in Russia, Indonesia, Colombia, Brazil, the UK, the United States, Canada and numerous other countries worldwide.

The international mobile banking and payments market is growing rapidly. Although Telupay is an early stage company that was incorporated in March 2010, based on Telupay's experience with its current clients, we are of the view that Telupay has entered this market with a strong foundation.

Telupay's solutions are not "out-of-the-box" applications that require the client to conform to Telupay's technology--instead, Telupay customizes its technologies and solutions for each individual client based the client's requirements and what the client wants to offer its customers. In order to apply its technology to additional commercial markets, Telupay works closely with its clients to develop new mobile and administrative applications that the client can offer to its retail and commercial customers. Outside of Telupay's core mobile banking and payment solution (its MBS technology), Telupay has developed or is developing the following applications:

  ARMaS (Agent Remittance Management Service) - ARMaS is Telupay's administration system specifically designed for unbanked customers conducting domestic and international remittances. Telupay's Peruvian client Metapago uses Telupay's MBS solution. ARMaS is designed as a white label solution for existing remittance companies.

  TeluAd - Telupay's mobile advertisements built into the applications including its Java application for non-smartphones. TeluAd enables its clients to cross-sell its products and services or sell the advertising space to mainstream advertisers providing an additional revenue stream.

  Telupay has teamed with Bacarrat as a strategic partner in Canada to develop a first world solution for mobile remittance transactions, which is expected to be available in 2014.

  Mobile Payment Collection System - Telupay is in the development stage for a mobile payment collection system enabling distributors of retail products and services to eliminate the security issues of collecting cash payments from their customers. Cash collection tends to be a significant challenge in the developing world. This solution is expected to be available by the end of 2013 or the first quarter of 2014.

  Mobile Micro-Finance Solution - Telupay is currently developing a mobile solution for management of micro-loans which are predominant in the developing world. Telupay had advised that it expects this solution will be ready for commercial release by the end of 2013 or the first quarter of 2014.

Regulatory Environment

Telupay, in partnership with the financial institutions it works with, conforms to ISO8583, the international messaging standard for financial transactions, and is subject to ongoing independent reviews.

Competition

Our industry is highly competitive and subject to rapid change. Although there are current and potential competitors for business opportunities with greater technical, financial, marketing, sales and other resources, our management believes that the global market for mobile banking and payments remains open for new players like Telupay.

Plan of Operations

Our vision is to be the mobile banking and payment solution provider of choice worldwide, delivering low-cost mobile banking and payment solution for the mass market and we aim to become a leader in mobile banking worldwide.

Banks around the world have progressively expanded banking services from branch networks to self-service channels (such as ATMs) to Internet and telephone banking. Our view is that mobile banking is a logical continuation of this trend, leveraging automation to reduce costs and improve customer convenience.

Our strategy for growth rests on three key areas:

  Sign up leading banks, mobile operators and interbank networks to the Telupay platform;

  Attract appropriate partners to deliver sustainable, local ecosystems (located branded and co-branded agent networks); and

  Develop a compelling and customer-centric product portfolio ahead of the market.

Moving forward, we plan to continue to expand our range of services in the Philippines and internationally with a revenue model based around a variety of payment and pricing structures, ranging from a licensing model, to revenue sharing, to revenue-per-customer and revenue-per-service usage.

We estimate that we will need financing in the amount of approximately $8.0 million to cover our operating expenses and plan of operations over the next twelve months, as follows:
Item	Estimated Cost
General Operating Expenses	$1,620,000
UK Subsidiary Investment (with a goal of arranging partnerships, joint ventures or similar commercial agreements with UK banks, finance organizations, telecommunications companies, retail companies, etc.)	$2,000,000
Philippines Brand Building	$2,000,000
Indonesia Brand Building	$1,380,000
South American initiatives with Metapago	$1,000,000
TOTAL:	$8,000,000

Going Concern

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. We do not have sufficient funds to maintain our operations for the next 12 months.

Need for Additional Capital

Prior to our acquisition of Telupay, we were a shell company not generating any revenues from operations. Telupay has had limited operations and revenues to date. As noted above under "Plan of Operations", we estimate that we will require financing in the amount of approximately $8.0 million over the next twelve months to implement our plan of operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Additional equity financing could result in additional dilution to our existing shareholders.

Employees

As of September 24, 2013, Telupay had a total of 31 full-time employees. None of Telupay's employees is subject to a collective bargaining agreement. Telupay has experienced no work stoppages and believe that we have good relations with our employees. Telupay has been careful to match human resources to business requirements. Telupay's initial recruitment focus was on technical development, followed by business development and account management as it began to engage with potential partners and customers. Future programs on human resource development include certification programs and skills enhancement training.

Subsidiaries

As a result of the acquisition described above, we own 100% of Telupay PLC, an operating company organized under the laws of Jersey, Channel Islands. In turn, Telupay PLC has the following wholly owned subsidiaries: (i) Telupay Solutions Limited (Jersey, Channel Islands); (ii) Telupay IP Limited (Jersey, Channel Islands); (iii) Telupay (ME) FZE (Dubai, UAE); and (iv) Telupay UK Limited (England). Telupay (ME) FZE has its own wholly owned subsidiary, Telupay (Philippines) Inc. (Philippines).

Trademarks and Copyright

We hold the following trademarks in the Philippines: TelUPay, Making Money Mobile, TelUAd, TelUCash, TelUSafe, TelUWallet and TelULoan. We hold a copyright in South Korea for the Mobile Enterprise Solution that we obtained from QSpan Technologies, Ltd. We do not hold any patents.

RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this current report in evaluating our company and its business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below may not be all of the risks facing our company. Additional risks not presently known to us or that we currently consider immaterial may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Risks Related to Our Company

We have limited operating history and lack profitable operations.

Telupay was incorporated in Jersey, Channel Islands in 2010 and has had limited operations and revenues to date. Through its year ended March 31, 2013, Telupay had accumulated losses of $7,799,572 and a working capital deficit of $1,141,671. As of June 30, 2013, Telupay had accumulated losses of $8,133,729 and a working capital deficit of $1,630,826. There is no assurance that we will ever achieve significant revenues or profitability.

If we are unable to obtain financing to execute our plan of operations, then we will not have sufficient funds with which to carry out our plan of operations and our business will most likely fail.

We estimate that we will require financing in the amount of approximately $8.0 million over the next twelve months to execute our plan of operations. We presently do not have any arrangements for financing in place and there is no assurance that we will be able to arrange for financing. If we are not able to arrange for financing to cover these anticipated expenses, we will not be able to execute our plan of operations the result that our business may fail and investors may lose a substantial portion or all of their investment.

If our expenses are greater than anticipated, then we will have fewer funds with which to pursue our plan of operations and our financing requirements will be greater than anticipated.

We may find that the costs of carrying out our plan of operations are greater than we anticipate. Increased operating costs will cause the amount of financing that we require to increase. Investors may be more reluctant to provide additional financing if we cannot demonstrate that we can control our operating costs. There is no assurance that additional financing required as a result of our operating costs being greater than anticipated will be available to us. If we do not control our operating expenses, then we will have fewer funds with which to carry out our plan of operations with the result that our business may fail.

We may not be able to continue as a going concern if we do not obtain financing.

Our independent accountants' audit report states that there is substantial doubt about our ability to continue as a going concern. We have incurred only losses since our inception raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is highly dependent upon obtaining financing for our planned operations. There can be no assurance that we will be able to raise any funds, or we are able to raise funds, that such funds will be in the amounts required or on terms favorable to us.

We operate in a highly competitive industry and our failure to compete effectively may adversely affect our ability to generate revenue.

Our industry is highly competitive and subject to rapid change. Some of our current and potential competitors for business opportunities have greater technical, financial, marketing, sales and other resources than we do. Such competition will potentially affect our chances of achieving profitability and ultimately adversely affect our ability to continue as a going concern.

We are reliant on telecommunications networks.

Telupay is reliant on the operations of telecommunications networks for the provision of Telupay's services to the marketplace concerned. Should any of these relationships or agreements terminate or become strained for any reason, that would have a negative impact on our operations and business development plans.

We depend on key management personnel.

The success of our operations and activities is dependent to a significant extent on the efforts and abilities of our management. Telupay is managed by a limited number of key personnel who have significant experience within Telupay and the wider IT or communications sectors and who may be difficult to replace.

We do not maintain a place of business in the United States and our officers and directors reside outside of the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or our sole director and officer.

Although we are a Nevada corporation, we do not currently maintain a permanent place of business within the United States. In addition, our officers and directors reside outside the United States, principally in the Philippines. As a result, it may be difficult for investors to enforce within the United

States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our directors and officers.

Our pro forma consolidated financial information may not be representative of our results as a combined company.

The pro forma consolidated financial information included elsewhere in this current report is constructed from the separate financial statements of I-Level and Telupay prior to the closing of I-Level's acquisition of Telupay and may not represent the financial information that would result from operations of the combined companies. In addition, the pro forma consolidated financial information included elsewhere in this current report is based in part on certain assumptions that we believe are reasonable. We cannot assure you that our assumptions will prove to be accurate over time. Accordingly, the pro forma consolidated financial information included elsewhere in this current report may not reflect what our results of operations and financial condition would have been had we been a combined entity during the periods presented, or what our results of operations and financial condition will be in the future. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

Risks Related to Our Common Stock

Trading of our common stock is sporadic, and the price of our common stock may be volatile; we caution you as to the highly illiquid nature of an investment in our shares.

Our common stock is quoted on the OTCQB. To date, trading in our common stock has been limited and sporadic. The price of our common shares may increase or decrease in response to a number of events and factors, including: current events affecting the global economic situation; changes in financial estimates; our acquisitions and financings; quarterly variations in our operating results; the operating and share price performance of other companies that investors may deem comparable; and purchase or sale of blocks of our common shares. These factors, or any of them, may materially adversely affect the prices of our common shares regardless of our operating performance. We caution you as to the highly illiquid nature of an investment in our shares.

A decline in the price of our common stock could affect our ability to raise working capital and adversely impact our operations.

A decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital for our operations. Because our operations to date have been principally financed through the sale of equity securities, a decline in the price of our common stock could have an adverse effect upon our liquidity and our continued operations. A reduction in our ability to raise equity capital in the future would have a material adverse effect upon our business plan and operations, including our ability to continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have not paid any dividends and do not foresee paying dividends in the future.

Payment of dividends on our common stock is within the discretion of the board of directors and will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. We have no plan to declare any dividends in the foreseeable future.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

Our common stock will be subject to the "Penny Stock" Rules of the SEC, which will make transactions in our common stock cumbersome and may reduce the value of an investment in our common stock.

Our common stock is quoted on the OTCQB, which is generally considered to be a less efficient market than markets such as NASDAQ or the national exchanges, and which may cause difficulty in conducting trades and difficulty in obtaining future financing. Further, our securities will be subject to the "penny stock rules" adopted pursuant to Section 15(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The penny stock rules apply generally to companies whose common stock trades at less than $5.00 per share, subject to certain limited exemptions. Such rules require, among other things, that brokers who trade "penny stock" to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade "penny stock" because of the requirements of the "penny stock rules" and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. In the event that we remain subject to the "penny stock rules" for any significant period, there may develop an adverse impact on the market, if any, for our securities. Because our securities are subject to the "penny stock rules", investors will find it more difficult to dispose of our securities. Further, it is more difficult: (i) to obtain accurate quotations, (ii) to obtain coverage for significant news events because major wire services, such as the Dow Jones News Service, generally do not publish press releases about such companies, and (iii) to obtain needed capital.

In addition to the "penny stock" rules promulgated by the SEC, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that an investment is suitable for a customer when recommending the investment to that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

FINANCIAL INFORMATION

Attached to this current report on Form 8-K are: (i) the audited financial statements of Telupay for the fiscal year ended March 31, 2013, (ii) the unaudited financial statements of Telupay for the period ended June 30, 2013 (together with the audited financial statements, the "Financial Statements"), and (iii) unaudited pro forma financial statements reflecting the acquisition of Telupay by I-Level.

MANAGEMENT'S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Overview

The Company effected the acquisition of Telupay by way of a merger pursuant to the terms of the Amended and Restated Merger Agreement among the Company, Telupay, and I-Level Mergeco. The merger was effective on September 24, 2013, at which time I-Level Mergeco merged with and into Telupay, pursuant to which the identity and separate corporate existence of I-Level Mergeco ceased and Telupay became the surviving corporation in the merger and a wholly owned subsidiary of the Company.

The closing of the acquisition of Telupay represented a change in control of our Company. For accounting purposes, this change of control constitutes a re-capitalization of the Company, and the acquisition has been accounted for as a reverse merger whereby we, as the legal acquirer, are treated as the acquired entity, and Telupay, as the legal subsidiary, is treated as the acquiring company with the continuing obligations. As such, the accompanying Financial Statements are those of Telupay.

The following discussion provided by management, is based on the results of operations of Telupay for the year ended March 31, 2013 and the period ended June 30, 2013, and should be read in conjunction with the Financial Statements and the notes thereto included elsewhere herein.

The discussion and analysis of Telupay's financial condition and results of operations are based upon the Financial Statements, which have been prepared in accordance with US GAAP Standards and are presented in United States dollars. The preparation of these Financial Statements required Telupay to make estimates and assumptions that affect the amounts represented in the Financial Statements and related disclosures. Use of available information and the application of judgment are inherent in the formation of estimates. Actual results in the future could differ from these estimates which may be material to the Financial Statements.

Results of Operations

For the Period Ended June 30, 2013
	For the three months ended June 30
	2013	2012

REVENUES
Service income	$13,559	$ 4,476

OPERATING EXPENSES
Direct operating expense	10,557	-
Salaries and benefits	107,658	72,948
Directors' compensation - related parties	73,500	161,600
Travel	1,908	-
Professional fees	85,213	44,114
General and administrative expenses	39,038	68,811
Depreciation and amortization	17,101	21,045

Total Operating Expenses	334,975	368,518

Net Loss from Operations	(321,416)	(364,042)

Telupay had revenues from service income of $13,559 during the three months ended June 30, 2013, as compared to $4,476 during the three months ended June 30, 2012. As set forth above, Telupay's operating expenses were $334,975 during the three months ended June 30, 2013, as compared to $364,042 during the three months ended June 30, 2012. The reason for this decline in expenses was primarily due to reduced directors' compensation during the three months ended June 30, 2013 as compared to the same period in the prior year.

For the Fiscal Year Ended March 31, 2013
	Years ended March 31
	2013	2012

REVENUES
Service income	$64,711	$1,809

OPERATING EXPENSES
Direct operating expense	6,834	6,736
Salaries and benefits	423,915	322,045
Directors' compensation - related parties	417,000	747,342
Travel	24,916	60,629
Professional fees	377,432	145,106
General and administrative expenses	161,347	133,254
Depreciation and amortization	77,011	66,253

Total Operating Expenses	1,488,455	1,481,365

Net Loss from Operations	(1,423,744)	(1,479,556)

Telupay had revenues from service income of $64,711 during the year ended March 31, 2013, as compared to $1,809 during the year ended March 31, 2012. As set forth above, Telupay's operating expenses were $1,488,455 during the year ended March 31, 2013, which is substantially similar to its operating expenses of $1,481,365 during the year ended March 31, 2012.

Liquidity and Capital Resources

The Financial Statements have been prepared assuming that Telupay will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should Telupay be unable to continue in operation.
	As at June 30, 2013	As at March 31, 2013
Cash	$9,133	$8,679
Working Capital (Deficit)	($1,630,826)	($1,476,397)
Total Assets	$255,735	$273,800
Total Liabilities	$1,656,881	$1,506,974
Stockholders' Equity (Deficit)	($1,401,146)	($1,232,717)

As at June 30, 2013, Telupay's current assets were $25,522 and its current liabilities were $1,656,348, resulting in a working capital deficit of ($1,630,826). As at June 30, 2013, Telupay's total assets were $255,735 which included $143,485 in capitalized software development costs. As at June 30, 2013, Telupay's current liabilities were $1,656,348 which included $884,637 in accounts payable and $747,952 in notes payable. Telupay's accumulated loss as at June 30, 2013 was ($8,133,729).

As at March 31, 2013, Telupay's current assets were $29,577 and its current liabilities were $1,505,974, resulting in a working capital deficit of ($1,476,397). As at March 31, 2013, Telupay's total assets were $273,800 which included $155,137 in capitalized software development costs. As at March 31, 2013,

Telupay's current liabilities were $1,505,974 which included $764,022 in accounts payable and $641,450 in notes payable. Telupay's accumulated loss as at March 31, 2013 was ($7,799,572).

Net Cash Used in Operating Activities

Telupay has not generated positive cash flows from operating activities. For the three months ended June 30, 2013, net cash flow used in operating activities was ($135,327) (2012 - ($377,286)). For the fiscal year ended March 31, 2013, net cash flow used in operating activities was ($893,357) (2012 - ($657,464)).

Net Cash Used in Investing Activities

During the three months ended June 30, 2013, net cash flow used in investing activities was Nil (2012 - (Nil). During the fiscal year ended March 31, 2013, net cash flow used in investing activities was Nil (2012 - ($206,263)).

Net Cash from Financing Activities

During the three months ended June 30, 2013, net cash flow provided from financing activities was $130,000 provided by proceeds from share issuances and proceeds from notes payable (2012 - $450,250 provided by proceeds from share issuances). During the fiscal year ended March 31, 2013, net cash flow provided from financing activities was $900,338 provided by proceeds from share issuances and proceeds from notes payable (2012 - $743,114).

Going Concern

Telupay's auditors indicated in their report on the Financial Statements for the year ended March 31, 2013 that Telupay has suffered losses from operations which raise substantial doubt about its ability to continue as a going concern. The Financial Statements do not include any adjustments that might result from the outcome of this uncertainty.

Need for Additional Capital

Prior to our acquisition of Telpuay, we were a shell company not generating any revenues from operations. Telupay has had limited operations and revenues to date. We estimate that we will require financing in the amount of approximately $8.0 million over the next twelve months to implement our plan of operations. We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Additional equity financing could result in additional dilution to our existing shareholders.

Off-Balance Sheet Arrangements

We have not had, and at June 30, 2013, do not have, any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

DESCRIPTION OF PROPERTY

The Company and its subsidiaries maintain offices in the Channel Islands, the United Arab Emirates and the Philippines, which it leases collectively at a price of $8,717 per month, as follows:
Company	Address	Monthly Rent/Service Fee
Telupay Plc, Telupay Solutions Ltd., Telupay IP Ltd.	c/o Moore Stephens P.O. Box 236 First Island House Peter Street, St. Helier Jersey, Channel Islands, JE4 8SG	US$ 1,667(1)
Telupay (M.E.) FZE	P.O. Box 50515 Hamriyah Free Zone Sharjah, U.A.E c/o Minerva Middle East JLT 2102, Saba Tower 1, Jumeirah Lake Towers, P.O. Box 24075 Dubai, U.A.E.	US$ 1,250(2)
Telupay (Philippines), Inc.	6th Floor, Kings Court 2 Building 2129 Chino Roces Ave. Makati City 1230, Philippines	US$ 5,800

1.   There is no direct rental fee as Telupay holds no actual office in Jersey. Telupay contracted Moore Stephens as an outsourced management and administrative service provider, and accounts given fee for said services paid annually.

2.   Same as above, where Minerva manages and administers any business requirements and concerns in behalf of Telupay (M.E.) FZE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of the filing date of this current report by: (i) each person (including any group) known to us to own more than 5% of any class of our voting securities, (ii) each of our directors, (iii) each of our officers and (iv) our officers and directors as a group. Each stockholder listed possesses sole voting and investment power with respect to the shares shown.
Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial owner(2)	Percentage of class(3)
Officers and Directors
Common Stock	Adrian Crawford Ansell	7,100,883(4)	6.6%
Common Stock	Jose Luis Moraza Romero-Salas	5,172,719(5)	4.8%
Common Stock	Perseverando Medalla Hernandez	4,105,009	3.8%
Common Stock	Adrian Ignacio Ocampo	1,554,608	1.4%
Common Stock	Mark Jon Keene	3,322,908(6)	3.1%
Common Stock	Rosarito Deferia Carrillo	865,201	0.8%
Common Stock	All executive officers and directors as a group (6 persons)	22,121,328(7)	20.4%
Persons owning more than 5% of voting securities
Common Stock	Optimus Capital Pty Ltd.	16,740,000(8)	14.8%
Common Stock	David Buvac	6,555,071(9)	6.1%
Common Stock	Francis Chiew	6,000,000	5.6%
1.	The address of our officers and directors is our Company's address, which is First Island House, Peter Street, St. Helier, Jersey, Channel Islands
2.

Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

3.	Based on 107,411,182 shares of our common stock issued and outstanding as of September 24, 2013.
4.	This figure includes 6,254,362 shares of common stock held directly and 846,521 shares of common stock held indirectly by Mr. Ansell's spouse.
5.	This figure includes 5,136,719 shares of common stock held directly and 36,000 shares of common stock held indirectly by Mr. Romero-Salas' spouse.
6.

This figure includes (i) 1,488,000 shares of common stock held indirectly through Granite Creek Investments Pty Limited, (ii) 727,272 shares of common stock held indirectly through Optimus Private Equity Fund (Optimus Capital), (iii) warrants exercisable to purchase 744,000 shares of common stock held indirectly through Granite Creek Investments Pty Limited and (iv) warrants exercisable to purchase 363,636 shares of common stock held indirectly through Optimus Private Equity Fund (Optimus Capital).

7.	This figure includes (i) 21,013,692 shares of common stock and (ii) warrants exercisable to purchase 1,107,636 shares of common stock.
8.	This figure includes (i) 11,160,000 shares of common stock and (ii) warrants exercisable to purchase 5,580,000 shares of common stock.
9.	This figure includes (i) 6,095,071 shares of common stock and (ii) warrants exercisable to purchase 460,000 shares of common stock.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages as of the date of this current report are as follows:
Name	Age	Position Held
Adrian Crawford Ansell	54	CEO, President and director
Jose Luis Moraza Romero-Salas	54	Director
Perseverando Medalla Hernandez	63	Director
Adrian Ignacio Ocampo	36	Director
Mark Jon Keene	46	Director
Rosarito Deferia Carrillo	48	CFO, Secretary and Treasurer

The following describes the business experience of each of our directors and executive officers, including other directorships held in reporting companies:

Adrian Crawford Ansell, Chief Executive Officer, President and a Director

Mr. Ansell, 54 years old, is a co-founder of TelUPay and has served as its director and Chief Executive Officer since March 2010.  He has also acted as a director of each of TelUPay M.E. (FZE), TelUPay Solutions Ltd. and TelUPay IP Ltd. since March 2010 and as a director of TelUPay (Philippines), Inc. since January 2011.  Mr. Ansell has also served as a director and Chief Executive Officer of Qspan Technologies Ltd. ("Qspan"), a Hong Kong corporation formed to commercialize a mobile banking platform, since May 2008.  Mr. Ansell was the primary architect responsible for the overall design of TelUPay's mobile banking technology.

From September 2005 to May 2008, Mr. Ansell was the President of Beacon Pacific Capital Inc, a boutique investment-consulting firm offering public and private companies a wide range of business and financial services.  From January 2003 to August 2005 Mr. Ansell was actively involved in the development of HealthPricer Interactive (TSX.V: HPC.V), an online health aggregator where he worked as Manager of Business Development.  From February 1998 to January 2000, Mr. Ansell was actively involved in development of eCharge Corporation ("eCharge"), an Internet payment technology company.  Mr. Ansell invented the original concept for eCharge in 1997 and later managed its strategic Telco partnerships across North America.

From September 1995 to February 1998, Mr. Ansell was the Chief Executive Officer of Taddei Development and Management Group Inc., a small real estate development company, building/renovating several small- to mid-sized condominium projects in Vancouver, Canada.  Prior to that, Mr. Ansell worked in sales and marketing positions with Intermec Systems Corporation (Litton Industries) from July 1994 to September 1995, Honeywell International Inc. from September 1983 to March 1985, and Robert Shaw Controls from June 1981 to May 1983.

Mr. Ansell graduated from the University of British Columbia with a Bachelor of Commerce Degree (1989-1994) and completed a two-year Electronics Technology program at DeVry Institute of Technology (1979-1980).

Perseverando Medalla Hernandez, Director

Mr. Hernandez, 63 years old, is a co-founder of TelUPay and has served as its director since June 2012. He has also acted as a director of each of TelUPay M.E. (FZE) and TelUPay (Philippines), Inc. since March 2010 and January 2011, respectively. Mr. Hernandez has also served as a director of Qspan since

May 2008 and served as a director of its affiliated entity, Qspan Technologies Philippines, Inc., from June 2008 to June 2010.

Mr. Hernandez has been involved in establishing and managing various companies ranging from engineering design, software development and construction. From March 2006 to April 2008, Mr. Hernandez was the President and Chief Executive Officer of X-Eye Solutions Inc, a solution provider for the security and surveillance industry. Mr. Hernandez served as the Chairman of Macro Machinery & Industrial Supply Inc., a mechanical engineering design group and a manufacturer's representative for the Philippine market, from April 1981 to April 2006.

Mr. Hernandez graduated from the University of the Philippines with a degree in Industrial Engineering.

Jose Luis Moraza Romero-Salas, Director

Mr. Romero-Salas, 54 years old, has been TelUPay's managing director since March 2010. He has also served as a director of each of TelUPay Solutions Ltd. and TelUPay (Philippines), Inc. since March 2010 and July 2010, respectively. Mr. Romero-Salas has served in various international executive capacities, including in Latin America and Asia. He was the Country General Manager of TNT Express, an international courier delivery services company, from December 1999 to March 2008. From July 1997 to March 1999, he was Vice President for Business Development of International Container Terminal Service, a port management company in the Philippines. Prior to that, from July 1996 to February 1999, he managed various privatization projects in Brazil and Argentina. Mr. Romero-Salas served as National Chief Executive of SGS del Peru, a subsidiary of Societe Generale de Surveillance, the world's largest inspection, testing and quality control company, from Sept 1992 to June 1996.

Mr. Romero-Salas is the founder of Advend Creative Solutions Inc., a Philippines company focused on non-traditional indoor advertising opportunities and vending machines, and has served as its President since April 2009. He has also served as the President of Chemical Applicators Inc., engage in industrial fumigation since September 1999, the President of Schutter Philippines., Inc., a Philippines company he founded which offers superintendence and logistics services for various agricultural, industrial, mineral and petroleum products, since May 1999, and President of Mindanao Container Corp., a Philippines company specializing in the production and marketing of steel drums, since August 2008.

Mr. Romero-Salas is active in various business organizations. He is a director, and until recently was the president of, the Spanish Chamber of Commerce in the Philippines. He is currently a member of the board of the European Chamber of Commerce of the Philippines.

Mr. Romero-Salas is a graduate of the De La Salle University with a Bachelor of Science Degree in Industrial Management Engineering. He completed a post graduate MBA degree at the International Institute for Management Development in Lausanne, Switzerland. In addition, he has participated in various advanced management courses such as the International Executive Management Program of Stanford and the TNT Executive Management program at the University of Warwick.

Mark Jon Keene, Director

Mr. Keene, 46 years old, is the Founding Partner of Optimus Financial Group ("Optimus"), a private equity and private client advisory firm located in Perth, Australia, and has served as its Managing Director since 1994.

Mr. Keene is a Chartered Accountant and accredited SMSF Specialist Advisor ("SPAA"), a Fellow of the Taxation Institute of Australia, and a CA accredited financial planning specialist. He has extensive experience in the areas of SMSF specialist advice. He sits on the executive committee of the Western Australia branch of SPAA - The Self Managed Superannuation Fund Professional Association of Australia - as recognition of his experience and knowledge in this area.

Adrian Ignacio Ocampo, Director

Mr. Ocampo, 36 years old, has served as a director of each of Telupay and TelUPay (Philippines), Inc. since June 2012 and November 2011, respectively. He has also served as the Technical Operations and Core Development Senior Manager of TelUPay (Philippines), Inc. since January 2011. Prior to his time at Telupay, Mr. Ocampo served as a director and Vice President of Qspan from June 2008 to December 2010.

Mr. Ocampo has over six years of experience in managing information technology companies. He was one of the founders who helped build up Qspan, where he also handled operations and information technology management. In 2004, he established Arowai IT Solutions, Inc., an information technology company that specializes in customized software development.

In addition, Mr. Ocampo served as a director and Vice President of JCI Makati Philippines, a leadership organization in the city of Makati, Philippines, from February 2005 to February 2007. Mr. Ocampo has previous experience spearheading a fitness and wellness organization. He also has experience with business process outsourcing.

Rosarito Deferia Carrillo, Chief Financial Officer, Secretary and Treasurer

Ms. Carrillo, 48 years old, has served as a director and Corporate Secretary of TelUPay (Philippines), Inc. since September 2010. She has also served as TelUPay (Philippines), Inc.'s Director of Operations since December 2010. She served as the Business Development Manager of Qspan Technologies Philippines Inc. from June 2010 to October 2010. Prior to that, she served as the Business Development Manager of Toucan Realty Corporation, a real estate investment company, from December 2006 to April 2010, charged with strategic planning and management.

Ms. Carrillo was the Philippine Associate Director for the Confederation of Garment Exporters of the Philippines from January 1996 to April 2005, where she handled industry technical development, strategic partnership and advocacy programs supporting sectoral growth. She has also worked, starting as the Senior Trade and Investment Specialist, and then later as the Assistant Chief of the Softgoods Division, International Operations, and finally as the Chief of Corporate Planning for the Center for International Trade Expositions and Missions (CITEM) under the Department of Trade and Industry from September 1988 to March 1995.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Family Relationships

There are no family relationships among our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge and belief, none of our directors or executive officers has been involved in any of the following events during the past ten years that is material to an evaluation of the ability of such person to serve as an executive officer or director of our Company:
1.

a petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2.	such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.

such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

(i)

acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

	(ii)	engaging in any type of business practice; or

	(iii)	engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.

such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3(i) above, or to be associated with persons engaged in any such activity;

5.

such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.

such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.

such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

	(i)	any Federal or State securities or commodities law or regulation;

(ii)

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

	(iii)	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.

such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the United States Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

We are not aware of any material legal proceedings in which any of the following persons is a party adverse to our Company or has a material interest adverse to our Company: (a) any current director, officer, or affiliate of the Company, or any owner of record or beneficial owner of more than five percent of any class of voting securities of the Company; (b) any person proposed for appointment or election as a director or officer of our Company; or (c) any associate of any such person.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The table below summarizes all compensation awarded to, earned by or paid to our executive officers by any person for all services rendered in all capacities to us during our fiscal years ended December 31, 2012 and 2011.

Summary Compensation Table - I-Level
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Com-pen-sation ($)	Total ($)
Francis Chiew Former President, Chief Executive Officer, Chief Financial Officer, Secretary & Treasurer(1)	2012	48,000	Nil	Nil	Nil	Nil	Nil	Nil	48,000
	2011	48,000	Nil	Nil	Nil	Nil	Nil	Nil	48,000
1.	Mr. Chiew resigned as an officer and director as of September 24, 2013.

The table below summarizes all compensation awarded to, earned by or paid to Telupay's executive officers by any person for all services rendered in all capacities to them during its fiscal year ended March 31, 2013:

Summary Compensation Table - Telupay
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Com-pen-sation ($)	Total ($)
Adrian Crawford Ansell, Chief Executive Officer	2013	63,750	Nil	Nil	Nil	Nil	Nil	Nil	63,750
Perseverando Medalla Hernandez, Managing Director - M.E	2013	72,375	Nil	Nil	Nil	Nil	Nil	Nil	72,375
Jose Luis Moraza Romero-Salas, Chairman-Plc /CEO/President - Philippines	2013	64,375	Nil	176,300	Nil	Nil	Nil	Nil	240,675
Rosarito Deferia Carrillo, Corporate Secretary	2013	Nil	Nil	40,200	Nil	Nil	Nil	Nil	40,200

Outstanding Equity Awards

As at December 31, 2012 there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to I-Level's sole officer or directors.

As at March 31, 2013, there were no unexercised options, stock that had not vested or outstanding equity incentive plan awards with respect to Telupay's officers or directors.

Compensation of Directors

I-Level did not pay its director any fees or other compensation for acting as a director during its fiscal year ended December 31, 2012.

During its fiscal year ended March 31, 2013, Telupay paid its directors compensation for acting as a director as follows:

The table below summarizes all compensation awarded to, earned by or paid to Telupay's directors during its fiscal year ended March 31, 2013. Certain of Telupay's directors served as officers of the Telupay, and any compensation they received due to their services are disclosed in the table above and are not included in the table below.

Director Compensation
Name	Fees earned or paid in cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings ($)	All Other Compen-sation ($)	Total ($)
Adrian Crawford Ansell (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Jose Luis Moraza Romero-Salas (1)	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Perseverando Medalla Hernandez	N/A	N/A	Nil	Nil	Nil	Nil	N/A
Adrian Ignacio Ocampo	N/A	N/A	Nil	Nil	Nil	Nil	N/A
Eric Schjelderup	N/A	N/A	Nil	Nil	Nil	Nil	N/A
1.	See Summary Compensation Table - Telupay above.

Executive Services Agreements

Telupay has issued executive service agreements to three directors, namely: Adrian Crawford Ansell, Perseverando Medalla Hernandez and Jose Luis Moraza Romero-Salas, which have been amended periodically. Pursuant to these agreements, two executives (Mr. Ansell and Mr. Hernandez are entitled to monthly compensation of $7,500) and one executive (Mr. Romero-Salas) is entitled to monthly compensation of $5,000. During March 2012, the monthly compensation to be received by each of Mr. Ansell and Mr. Hernandez was amended to $3,750 cash and share-based compensation amounting to $3,750, and the monthly compensation to be received by Mr. Romero-Salas was amended to $2,500 cash and share-based compensation amounting to $2,500.

During the year ended March 31, 2013, Telupay issued 1,168,000 common shares to two Company executives as compensation for services rendered during the period (1,000,000 shares to Mr. Romero-Salas and 168,000 shares to Rosarito Deferia Carrillo). The fair value of the shares is totals $312,000. Out of the $312,000, $177,000 was recorded as executive compensation and $135,000 was recorded as prepaid share-based compensation as of March 31, 2013.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Notes payable

Telupay PLC and its subsidiaries (the "Group") issued short-term promissory notes totaling $316,540 and $312,864 as of March 31, 2013 and 2012, respectively, to certain directors (Mr. Ansell, Mr. Hernandez, Mr. Romero-Salas and Mr. Schjelderup). The notes bear a flat interest at a rate of 10%, are unsecured, and matured 60 days from date of issuance. In addition, the Group issued 25,000 and 790,575 common shares in 2013 and 2012, respectively, as additional consideration for the notes which have been recognized as finance costs - related party totaling $3,750 and $276,701 in 2013 and 2012, respectively.

Forte Finance

On June 1 and July 8, 2010, the Group issued two convertible short-term promissory notes totaling $175,000 to Forte Finance, controlled by a former director of the Group. The notes bear interest at a rate of 6% per annum, are unsecured, and are due on demand. The notes are convertible at the election of the holder at a rate of $0.28 per share. As of the date of issuance, the fair value of the shares was $0.28; accordingly no discount to the notes payable has been recorded for the conversion feature. These notes went into default and Forte Finance made a demand on the balance due.

During the year ended March 31, 2011, the Group entered into a financial consulting agreement with Forte Finance to assist in obtaining equity financing for Telupay. Pursuant to the agreement, Telupay agreed to pay a commission to Forte Finance for funds originating as a result of their efforts. For the fiscal year ended March 31, 2011, Telupay has paid $6,160, and recorded a payable amounting to $37,350, was charged against the gross proceeds from the issuance of Telupay's shares.

Telupay entered into an agreement with QSpan in exchange for common shares on Telupay. Pursuant to the agreement, Forte Finance received 2.25 million shares of Telupay and claimed to be owed an additional 2.25 million shares.

On July 1, 2013, Telupay entered into a settlement agreement with Forte Finance regarding these matters. Pursuant to the agreement, Telupay agreed to convert the outstanding amounts claimed under notes payables to 2,523,414 million shares, consultancy shares of 1.125 million and outstanding fees in total amount of $90,000 was settled according to terms set in the agreement.

Review, Approval and Ratification of Related Party Transactions

Our Board of Directors has responsibility for establishing and maintaining guidelines relating to any related party transactions between us and any of our officers or directors. Any conflict of interest between a director or officer and us must be referred to the non-interested directors, if any, for approval. We intend to adopt written guidelines for the board of directors which will set forth the requirements for review and approval of any related party transactions.

Director Independence

The Board of Directors has determined that Jose Luis Moraza Romero-Salas and Mark Jon Keene each qualify as independent directors under the listing standards of the NYSE MKT Equities Exchange.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this report, no director, officer or affiliate is (i) a party adverse to us in any legal proceeding, or (ii) has an adverse interest to us in any legal proceedings. We are not aware of any other legal proceedings pending or that have been threatened against us or our properties.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The market for our common stock is limited, volatile and sporadic. The following table sets forth the high and low prices relating to our common stock for the periods indicated, as provided by the OTCQB with retroactive effect to a one (1) new for seventy (70) old reverse stock-split effective July 8, 2011. These quotations reflect inter-dealer prices without retail mark-up, mark-down, or commissions, and may not reflect actual transactions.

Quarter Ended	High	Low
June 30, 2013	$0.51	$0.22
March 31, 2013	$0.23	$0.21
December 31, 2012	$0.21	$0.06
September 30, 2012	$0.06	$0.06
June 30, 2012	$0.14	$0.05
March 31, 2012	$0.07	$0.05
December 31, 2011	$0.10	$0.02
September 30, 2011	$0.70	$0.10
June 30, 2011	$1.18	$0.13
March 31, 2011	$0.77	$0.16
December 31, 2010	$1.75	$0.23
September 30, 2010	$1.40	$0.14
June 30, 2010	$1.05	$0.35
March 31, 2010	$0.84	$0.35

The last trade of our common stock was on September 24, 2013, and the closing price on that date was $0.70 per share.

The shares quoted are subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock rule". The Commission generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, the monthly statements must be sent disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker dealers to trade and/or maintain a market in the Company's common stock and may affect the ability of shareholders to sell their shares.

Number of Shareholders

As of September 24, 2013, there were 107,411,182 shares of our common stock issued and outstanding and approximately 134 registered shareholders, which does not include shareholders whose shares are held in street or nominee names. The transfer agent of our common stock is Transhare Corporation 4626 S. Broadway, Englewood, CO 80113.

Dividends

We have never paid cash dividends or distributions to our equity owners. We do not expect to pay cash dividends on our common stock, but instead, intend to utilize available cash to support the development and expansion of our business. Any future determination relating to our dividend policy will be made at the discretion of our Board of Directors and will depend on a number of factors, including but not limited to, future operating results, capital requirements, financial condition and the terms of any credit facility or other financing arrangements we may obtain or enter into, future prospects and in other factors our Board of Directors may deem relevant at the time such payment is considered. There is no assurance that we will be able or will desire to pay dividends in the near future or, if dividends are paid, in what amount.

Compensation Plans

The following table sets forth information as of December 31, 2012 and March 31, 2013:

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
(a) Equity compensation plans approved by security holders	N/A	N/A	N/A
(b) Equity compensation plans not approved by security holders	N/A	N/A	N/A

RECENT SALES OF UNREGISTERED SECURITIES

Effective on July 13, 2011, I-Level completed a shares-for-debt private placement involving the sale of an aggregate of 13,000,000 shares at a deemed subscription price of $0.001 per share, in settlement of an aggregate of $13,000 owed by I-Level to the shares-for-debt purchaser. We relied on exemptions from registration under the Securities Act provided by Regulation S, based on representations and warranties provided by the purchaser of the shares in his subscription agreement entered into with I-Level.

On March 31, 2012 I-Level completed a shares-for-debt private placement involving the sale of an aggregate of 62,000,000 shares at a deemed issuance price of $0.002 per share, in settlement of an aggregate of $124,000 owed by I-Level to the shares-for-debt purchasers. We relied on exemptions from registration under the Securities Act provided by Regulation S, based on representations and warranties provided by the purchasers of the shares in their respective subscription agreements entered into with our Company.

In connection with the closing of the acquisition of Telupay as disclosed above, under the terms of the Amended and Restated Merger Agreement, at closing, Telupay's stockholders received 1.2 shares of I-Level common stock for every one share of Telupay common stock. With 65,410,298 shares of Telupay common stock outstanding immediately prior to the completion of the acquisition, 78,492,357 shares of I-Level common stock were issued to the former Telupay stockholders. The deemed issuance price per share was $0.35 per share, based on the closing market price of I-Level's common stock of $0.35 per share on August 8, 2013, the date the Amended and Restated Merger Agreement was executed. The closing market price of I-Level's common stock on September 23, 2013, the day before the closing, was $0.70 per share. As such, the total share consideration issued to Telupay's stockholders had a value of approximately $55,000,000 as of the closing date.

The Amended and Restated Merger Agreement also provided that all outstanding Telupay options and warrants would be exchanged for non-transferable options and warrants of I-Level, respectively, based on the same exchange ratio of 1.2 described above. Telupay did not have any options outstanding at closing, but did have an aggregate of 5,963,334 warrants outstanding at closing, each exercisable for $.050 per Telupay share. As a result of the acquisition, such Telupay warrants have been cancelled and exchanged for an aggregate of 7,156,000 I-Level Warrants, each exercisable at $0.42 per share. (Pursuant to the terms of the Amended and Restated Merger Agreement, the exercise price of each I-Level exchange warrant was determined by dividing the per share exercise price of the corresponding Telupay warrant by the exchange ratio of 1.2).

The shares of I-Level common stock and I-Level warrants issued to the Telupay securityholders upon the closing of the acquisition have not been registered under the Securities Act or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act provided by Regulation S.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes

Section 78.138 of the NRS provides for immunity of directors from monetary liability, except in certain enumerated circumstances, as follows:

Except as otherwise provided in NRS 35.230, 90.660, 91.250, 452.200, 452.270, 668.045 and 694A.030, or unless the articles of incorporation or an amendment thereto, in each case filed on or after October 1,

2003, provide for greater individual liability, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

1.   his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

2.  his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Section 78.7502 of the NRS provides as follows:

1.   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)  is not liable pursuant to NRS 78.138; or

(b)   acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that the conduct was unlawful.

2.   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)  is not liable pursuant to NRS 78.138; or

(b)  acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation

Our Articles of Incorporation provide that no director or officer shall be liable to us or any of our stockholders for damages for breach of fiduciary duty as a director or officer, excepting only (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.300.

Our Bylaws

Our Bylaws provide that we shall, to the fullest extent permitted by law, indemnify all persons whom we may indemnify pursuant thereto; provided, however, that we shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was initiated or authorized by one or more members of our board of directors. We may, at our expense, maintain insurance to protect ourselves and any other person against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under Nevada law.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no disagreements with our independent registered public accountants with respect to accounting practices or procedures or financial disclosure.

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing of the acquisition of Telupay as disclosed above under Item 2.01, under the terms of the Amended and Restated Merger Agreement, at closing, Telupay's stockholders received 1.2 shares of I-Level common stock for every one share of Telupay common stock. With 65,410,298 shares of Telupay common stock outstanding immediately prior to the completion of the acquisition, 78,492,357 shares of I-Level common stock were issued to the former Telupay stockholders. The deemed issuance price per share was $0.35 per share, based on the closing market price of I-Level's common stock of $0.35 per share on August 8, 2013, the date the Amended and Restated Merger Agreement was executed. The closing market price of I-Level's common stock on September 23, 2013, the day before the closing, was $0.70 per share. As such, the total share consideration issued to Telupay's stockholders had a value of approximately $55,000,000 as of the closing date.

The Amended and Restated Merger Agreement also provided that all outstanding Telupay options and warrants would be exchanged for non-transferable options and warrants of I-Level, respectively, based on the same exchange ratio of 1.2 described above. Telupay did not have any options outstanding at closing, but did have an aggregate of 5,963,334 warrants outstanding at closing, each exercisable for $.050 per Telupay share. As a result of the acquisition, such Telupay warrants have been cancelled and exchanged for an aggregate of 7,156,000 I-Level Warrants, each exercisable at $0.42 per share. (Pursuant to the terms of the Amended and Restated Merger Agreement, the exercise price of each I-Level exchange warrant was determined by dividing the per share exercise price of the corresponding Telupay warrant by the exchange ratio of 1.2).

The shares of I-Level common stock and I-Level warrants issued to the Telupay securityholders upon the closing of the acquisition have not been registered under the Securities Act or under the securities laws of any state in the United States, and were issued in reliance upon an exemption from registration under the Securities Act provided by Regulation S.

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

SECTION 5.01 - CHANGE IN CONTROL OF THE REGISTRANT

On September 24, 2013, we closed the acquisition of Telupay pursuant to the terms of the Amended and Restated Merger Agreement, as described above under Item 2.01.

Under the terms of the Amended and Restated Merger Agreement, at closing, Telupay's stockholders received 1.2 shares of I-Level common stock for every one share of Telupay common stock. With 65,410,298 shares of Telupay common stock outstanding immediately prior to the completion of the acquisition, 78,492,357 shares of I-Level common stock were issued to the former Telupay stockholders. In addition, pursuant to the terms of the Amended and Restated Merger Agreement, at closing i-Level's pre-acquisition Chief Executive Officer, Francis Chiew, tendered back to the treasury of i-Level for cancellation an aggregate of 47,000,000 common shares of i-Level.

Prior to the closing of the acquisition, Mr. Chiew held 53,000,000 shares of I-Level, representing approximately 69.8% of the Company's issued and outstanding shares. As a result of the share cancellation and issuance of new shares as described above, as of the closing date of September 24, 2013, Mr. Chiew held 6,000,000 shares of I-Level (representing 5.6% of the Company's issued and outstanding shares) and former Telupay shareholders held 78,492,357 shares of I-Level, representing approximately 73.% of its issued and outstanding shares.

As such, the closing of the acquisition resulted in a change of control of our Company. For accounting purposes, this change of control constitutes a re-capitalization of the Company and the acquisition will be counted as a reverse merger whereby I-Level, as the legal acquirer, is treated as the acquired entity and Telupay, as the legal subsidiary, is treated as the acquiring company with the continuing operations.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

In connection with the Company's acquisition of Telupay as described above in Item 2.01, on September 24, 2013, the board of directors of the Company accepted the resignation of Francis Chiew as President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Secretary and a director of the board of directors of the Company. Concurrent with the resignation of Mr. Chiew, the board of directors (i) appointed Adrian Crawford Ansell as Chief Executive Officer, President and a director of the Company, (ii) appointed Perseverando Medalla Hernandez as a director of the Company, (iii) appointed Jose Luis Moraza Romero-Salas as a director of the Company, (iv) appointed Mark Jon Keene as a director of the Company, (v) appointed Adrian Ignacio Ocampo as a director of the Company, and (vi) appointed Rosarito Deferia Carrillo as Chief Financial Officer, Secretary and Treasurer of the Company.

As a result, the Company's current officers and directors are as follows:
Name	Position
Adrian Crawford Ansell	Chief Executive Officer, President and a director
Perseverando Medalla Hernandez	Director
Jose Luis Moraza Romero-Salas	Director
Mark Jon Keene	Director
Adrian Ignacio Ocampo	Director
Rosarito Deferia Carrillo	Chief Financial Officer, Secretary and Treasurer

Biographical information for the new directors and officers set forth above under "Item 2.01 Completion of Acquisition or Disposition of Assets" is incorporated by reference herein.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR END

As a result of the acquisition of Telupay on September 24, 2013, the Company has changed its fiscal year end from December 31 to March 31. Accordingly, the Company plans to file its Annual Report on Form 10-K for the fiscal year ended March 31, 2014 with the Commission on or before June 30, 2014.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Following the completion of the acquisition of Telupay as described in Item 2.01 above, we believe that we are no longer a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. From and after the closing of the acquisition, our primary operations consist of the business and operations of our wholly owned subsidiary, Telupay.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial Statements of Business Acquired

The following financial statements are included in this Form 8-K.

Unaudited Financial Statements of Telupay PLC as at June 30, 2013
Consolidated Balance Sheets as at June 30, 2013 and March 31, 2013
Consolidated Statements of Comprehensive Income for the three month periods ended June 30, 2013 and 2012
Consolidated Statements of Cash Flows for the three month periods ended June 30, 2013 and 2012
Notes to Consolidated Financial Statements

Audited Financial Statements of Telupay PLC as at March 31, 2013
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as at March 31, 2013 and 2012
Consolidated Statements of Comprehensive Income for the Years Ended March 31, 2013 and 2012
Consolidated Statements of Changes in Stockholders' Deficit
Consolidated Statements of Cash Flows for the Years Ended March 31, 2013 and 2012
Notes to Consolidated Financial Statements

(b)     Pro-forma Financial Information

Unaudited Pro-Forma Condensed Consolidated Financial Information
Pro Forma Consolidated Balance Sheet as of March 31, 2013
Pro Forma Consolidated Statements of Operations for the Years Ended March 31, 2013 and 2012
Pro Forma Consolidated Balance Sheet as of June 30, 2013
Pro Forma Consolidated Statements of Operations for the three month periods ended June 30, 2013 and 2012
Notes to the Pro Forma Consolidated Financial Statements

(c)     Shell Company Transactions

The information set forth in this current report on Form 8-K and the financial information attached hereto are responsive to this item and are incorporated by reference herein.

(d)     Exhibits
Exhibit No.	Description of Exhibit
3.1(1)	Articles of Incorporation.
3.2(2)	Articles of Merger (pursuant to which the Company's Articles of Incorporation were amended to change the Company's name to "i-Level Media Group Incorporated").
3.3(3)	Certificate of Change filed with the Secretary of State of Nevada on June 29, 2011.
3.4(3)	Certificate of Correction filed with the Secretary of State of Nevada on July 6, 2011.
3.5(4)	Certificate of Amendment filed with the Secretary of State of Nevada on March 13, 2012.
3.6(1)	Bylaws.
10.1(5)	Agreement in Principle between the Company and Telupay PLC.
10.2(6)	Merger Agreement & Plan of Merger between i-Level Media Group Incorporated and Telupay PLC, dated December 13, 2012, including Telupay Disclosure Schedule pursuant thereto.
10.3(7)	Amended and Restated Merger Agreement & Plan of Merger between i-Level Media Group Incorporated and Telupay PLC, dated August 8, 2013, including Telupay Disclosure Schedule pursuant thereto.
10.4*	Assignment, Transfer and Acceptance of Assets between Qspan Technologies Ltd. and Telupay PLC, dated December 21, 2010.
10.5*	Asset Purchase Agreement between Qspan Technologies Ltd. and Telupay PLC, dated December 21, 2010.
10.6*	Service Provider Agreement among Metrobank & Trust Company, Telupay (Philippines) Inc. and Telupay (M.E.) FZE, dated December 13, 2010.
10.7*	Software Escrow Agreement among Metrobank & Trust Company, Telupay (M.E.) FZE, Telupay (Philippines) Inc. and Gimenez Mayuga Gatmaitan and Associates, December 13, 2010.
10.8*	Service Provider Agreement between Telupay (Philippines) Inc. and Union Bank of the Philippines, dated March 7, 2011.
10.9*	Service Agreement between Telupay (Philippines) Inc. and United Coconut Planters Bank, dated October 14, 2011.
10.10*	Service Agreement between Telupay Solutions Limited and Metapago S.A., dated November 4, 2011.
10.11*	Memorandum of Agreement between Telupay (Philippines) Inc. and Megalink, Inc., dated August 17, 2012.
21.1

Subsidiaries of the Company:

1. Telupay PLC (Jersey, Channel Islands), is a wholly owned subsidiary of the Company.
2. In turn, Telupay PLC has the following wholly owned subsidiaries:
a. Telupay Solutions Limited (Jersey, Channel Islands);
b. Telupay IP Limited (Jersey, Channel Islands);
c. Telupay (ME) FZE (Dubai, UAE); and
d. Telupay UK Limited (England)
3. In turn, Telupay (ME) FZE has its own wholly owned subsidiary, Telupay (Philippines) Inc. (Philippines).

* Filed herewith.
(1)       Incorporated by reference from our Registration Statement on Form SB-2 as filed with the SEC on March 17, 2006.
(2)       Incorporated by reference from our Registration Statement on Form SB-2 as filed with the SEC on July 9, 2007.
(3)       Incorporated by reference from our Current Report on Form 8-K as filed with the SEC on July 11, 2007.
(4)       Incorporated by reference from our Current Report on Form 8-K as filed with the SEC on March 13, 2012.
(5)       Incorporated by reference from our Registration Statement on Form S-1 as filed with the SEC on March 6, 2008.
(6)     Incorporated by reference from our Current Report on Form 8-K as filed with the SEC on December 19, 2012.
(7)     Incorporated by reference from our Current Report on Form 8-K filed with the SEC on August 13, 2013.

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
I-LEVEL MEDIA GROUP INCORPORATED
Date: September 30, 2013	By: /s/ Adrian Crawford Ansell Adrian Crawford Ansell President, Chief Executive Officer and a director

__________

TELUPAY PLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2013

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	June 30, 2013 (Unaudited)	March 31, 2013 (Audited)

ASSETS
Current assets:
Cash	$11,443	$16,770
Accounts receivable	9,133	8,679
Other receivables	4,286	4,128
Prepaid expenses	660	-

Total Current Assets	25,522	43,459

Fixed assets, net of accumulated depreciation of $82,293 and $81,226, respectively	28,445	33,950

Other assets:
Capitalized software development costs, net of accumulated amortization of $87,649 and $75,997, respectively	143,485	155,137
Other noncurrent assets	58,283	55,136

Total Other Assets	201,768	210,273

TOTAL ASSETS	$255,735	$ 273,800

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$623,636	$ 388,518
Accounts payable and accrued expenses- related parties	261,001	375,504
Deferred revenue	23,759	24,000
Notes payable- related parties	316,540	316,540
Notes payable	106,412	76,412
Convertible notes payable	175,000	175,000
Convertible notes payable- related party	150,000	150,000

Total Current Liabilities	1,656,348	1,505,974

Deferred tax liability	533	543

Total Liabilities	1,656,881	1,506,517

Stockholders' Deficit
Common stock, $0.015 par value, 100,000,000 shares authorized, 46,566,052 and 46,566,052 shares issued and outstanding as of June 30, 2013 and March 31, 2013, respectively	699,421	699,421
Authorized and unissued common stock, 48,347,922 and 1,361,948 shares as of June 30, 2013 and March 31, 2013, respectively	46,240	21,528
Share-based compensation	(161,812)	(183,375)
Additional paid-in capital	6,151,100	6,042,587
Cumulative translation adjustments	(2,366)	(13,306)
Accumulated deficit	(8,133,729)	(7,799,572)

Total Stockholders' Deficit	(1,401,146)	(1,232,717)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$255,735	$ 273,800

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
	For the three months ended June 30
	2013	2012

REVENUES
Service income	$13,559	$ 4,476

OPERATING EXPENSES
Direct operating expense	10,557	-
Salaries and benefits	107,658	72,948
Directors' compensation - related parties	73,500	161,600
Travel	1,908	-
Professional fees	85,213	44,114
General and administrative expenses	39,038	68,811
Depreciation and amortization	17,101	21,045

Total Operating Expenses	334,975	368,518

Net Loss from Operations	(321,416)	(364,042)

OTHER INCOME (EXPENSE)

Interest income	1	45
Interest expense	(2,250)	(2,250)
Interest expense - related party	(2,625)	(2,625)
Finance cost	(7,500)	-
Net foreign exchange gain (loss)	(367)	3,527

Total Other Income (Expense)	(12,741)	(1,303)

Net loss before provision for income taxes	(334,157)	(365,345)

PROVISION FOR INCOME TAX	-	-

NET INCOME (LOSS)	($334,157)	($365,345)

Weighted average shares outstanding	48,343,261	45,429,735

Basic and diluted loss per share	(0.01)	(0.01)

	For the three months ended June 30
	2013	2012

NET LOSS	($334,157)	($365,345)
OTHER COMPREHENSIVE INCOME (LOSS)
Cumulative translation adjustments	(10,940)	2,520

TOTAL COMPREHENSIVE LOSS	($345,097)	($362,825)

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the three months ended June 30,
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($334,157)	($365,345)
Adjustments for:
Depreciation and amortization	17,157	77,011
Shares issued for services	8,063	-
Shares issued for services - related parties	43,500	-
Share issued for financing cost	7,500	-
Offering costs - related party	(4,275)	-
Unrealized foreign exchange loss	10,940	(2,520)
Decrease (increase) in:
Trade and other receivables	(454)	(430)
Prepaid and other assets	(660)	410
Other noncurrent assets	(3,305)	(1,404)
Increase (decrease) in
Accounts payable and accrued expenses	235,118	(24,961)
Accrued expenses - related parties	(114,503)	(2,581)
Deferred revenue	(241)	(1,500)
Other liabilities	(10)	-

Net cash flows used in operating activities	(135,327)	(377,286)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	100,000	450,250
Proceeds from notes payable	30,000	-

Cash flows provided by financing activities	130,000	450,250

NET (DECREASE) INCREASE IN CASH	(5,327)	72,964
CASH - BEGINNING	16,770	9,789

CASH - ENDING	$11,443	$82,753

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ -	$ -
Supplemental non-cash disclosures
Common stock issued for services	$ 8,063	$ 31,125
Common stock issued for services - related parties	$ 43,500	$ 29,7001
Common stock issued for financing - related parties	$ -	$ 3,748
Common stock authorized and unissued for financing	$ 7,500	$ 7,499
Offering cost- related party	$ (4,275)	$ (73,150)

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE 3 MONTHS PERIOD ENDED JUNE 30, 2013

1.     General Business Description

TelUPay PLC Inc. ("Company") and its subsidiaries (collectively the "Group") were incorporated primarily to engage in software application development, enterprise application integration, programming, wholesale sales and distribution of customized software applications, after-sales support and technical assistance, as well as the provision of shared services and other related ancillary and/or support functions, services, systems, and processes. The Company was incorporated March 2, 2010. The registered address of the Company is located at First Land House, Peter Street, St. Helier, Jersey, Channel Islands.

On December 21, 2010, the Company entered into an agreement with QSpan Technologies, Ltd. ("QSpan") whereby it acquired all the assets consisting of office equipment and intellectual mobile banking technology, and assumed all of its liabilities comprised of trade payables and accrued expenses. Pursuant to the agreement, the Company issued, on a one-for-one basis 34,917,845 share of its common stock to the shares holders' of QSpan and QSpan ceased operations. As a result of the share issuance, the Company and QSpan were under common control and therefore, the transaction was treated as a recapitalization of QSpan. The financial statement presentation of the Company includes the historic results of QSpan operating activities.

2.     Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries - TelUPay IP Limited, TelUPay Solutions Limited, TelUPay (M.E.) FZE and TelUPay (Philippines) Inc. Intercompany transactions and balances have been eliminated in consolidation.

Cash and cash equivalents

The Group considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At June 30, 2013 and March 31, 2013, the Group had no cash equivalents.

Concentration of Credit and Business Risk

The Group has no significant off-balance sheet risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Group's financial instruments that are exposed to concentration of credit risks consist primarily of cash. The Group maintains its cash in bank accounts which may at times, exceed federally-insured limits.

Accounts receivable

Accounts receivable is reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of June 30, 2013 and March 31, 2013, management has deemed all receivables to be collectible, and has not historically recorded bad debt expenses; therefore no allowance has been recorded.

Fixed Assets

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Group uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Equipment	3-5 years
Furniture	7 years

The Group reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there were no impairments needed as of June 30, 2013. Depreciation expense for the 3 months period ended June 30, 2013 and June 30, 2012 was $5,505 and $7,600, respectively.

Capitalized Software Development Costs

The Group capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Group's software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Group continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

Revenue Recognition

Revenue is derived on a per transaction basis through the Company's technologies and a modular, adaptable platform designed to create multi-channel gateways for all types of connected devices. The Company also earns revenue for services, such as consulting, licensure on Software as a Service ("SaaS") basis, and on a performance basis, such as when a client acquires a new customer through our platform.

Revenue is recognized in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

Loss per Share

The Group reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise or conversion of stock options, warrants, and debt to purchase common shares, would have an anti-dilutive effect. As of June 30, 2013 and March 31, 2013, the Group had approximately 1,320,807 and 1,303,932 shares, respectively, related to its convertible notes payable that have been excluded from the computation of diluted net loss per share.

Income Taxes

The Group follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

Research and development

Research and development costs are expensed as incurred. As of June 30, 2013 and March 31, 2013, the Group did not incur any research and development costs.

Long-lived assets

The Group accounts for its long-lived assets in accordance with ASC Topic 360-10-05, "Accounting for the Impairment or Disposal of Long-Lived Assets." ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost or carrying value of an asset may no longer be appropriate. The Group assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value or disposable value. As of June 30, 2013 and March 31, 2013, the Group determined that none of its long-term assets were impaired.

Fair Value of Financial Instruments

The Group has financial instruments whereby the fair value of the financial instruments could be different from that recorded on a historical basis in the accompanying balance sheets. The Group's financial instruments consist of cash, receivables, accounts payable, accrued liabilities, and notes payable. The carrying amounts of the Group's financial instruments approximate their fair values as of June 30, 2013 and March 31, 2013 due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Share-Based Compensation

The Group accounts for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718"). Stock-based payments to employees are currently comprised of restricted stock grants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Group accounts for stock-based payments to non-employees in accordance with ASC 718 and Topic 505-50, "Equity-Based Payments to Non-Employees." Stock-based payments to non-employees may include grants of stock, stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date. The fair value of option grants and warrant issuances will be calculated utilizing the Black-Scholes pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Group estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Group monitors both stock option and warrant exercises as well as employee termination patterns.

As of June 30, 2013 and March 31, 2013, the Group recorded stock-based compensation to employees in the amounts of $8,063 and $16,125, respectively.

As of June 30, 2013 and March 31, 2013, the Group recorded stock-based compensation to directors in the amounts of $13,500 and $177,000, respectively.

Foreign Currency

The Group accounts for foreign currency in accordance with ASC Topic 830 "Foreign Currency" whereby the local currency is the functional currency. Assets and liabilities of the Group's foreign locations are translated to reporting currency at the rate of exchange existing at the balance sheet date. Income statement amounts are translated at a weighted average monthly exchange rate for each reporting period. The cumulative translation adjustments resulting from changes in exchange rates are included in the consolidated balance sheet as "Other comprehensive income", a separate component of stockholders' equity. Transaction gains and losses are included in the consolidated statement of operations. As of June 30, 2013 and March 31, 2013, the Group reported ($2,366) and ($13,306), respectively in cumulative translation adjustments related to foreign currency re-measurement.

Recent accounting pronouncements

No recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Group's present or future financial statements

International Financial Reporting Standards

In November 2008, the Securities and Exchange Commission ("SEC") issued for comment a proposed roadmap regarding potential use of financial statements prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. Under the proposed roadmap, the Group would be required to prepare financial statements in accordance with IFRS in fiscal year 2014, including comparative information also prepared under IFRS for fiscal 2013 and 2012. The Group is currently assessing the potential impact of IFRS on its financial statements and will continue to follow the proposed roadmap for future developments.

Year-end

The Group has adopted March 31, as its fiscal year end.

3.     Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Group will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Group be unable to continue as a going concern. The Group has not yet achieved profitable operations since its inception. Through June 30, 2013, the Group had accumulated losses of $8,133,729 and a working capital deficit of $1,630,826. Management expects to incur further losses in the development of its business, all of which raises substantial doubt about the Group's ability to continue as a going concern. The Group's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

4.     Related Party Transactions

Notes payable - related parties

The Group issued short-term promissory notes totaling $316,540 as of March 31, 2013, respectively, to certain directors. The notes bear a flat interest at a rate of 10%, are unsecured, and matured 60 days from date of issuance. In addition, the Group agreed to issue 25,000 common shares in 2013, as additional consideration for the notes which have been recognized as finance costs - related party totaling $3,750 in 2013, respectively.

Interest expense on the short-term debt to related parties amounted to $0 and $2,625 for 3 months period ended June 30, and June 30, 2012, respectively.

Convertible notes payable - related party

On June 1, 2010 and July 8, 2010, the Group issued two convertible short-term promissory notes totaling $175,000 to Forte Finance, controlled by a former director of the Group. The notes bear interest at a rate of 6% per annum, are unsecured, and are due on demand. The notes are convertible at the election of the holder at a rate of $0.28 per share. As of the date of issuance, the fair value of the shares was $0.28; accordingly no discount to the notes payable has been recorded for the conversion feature. As of the date of this report, these notes are in default and Forte Finance has made a demand on the balance due. The Group is in discussions with Forte Finance to satisfy this obligation.

Interest expense related to the convertible note to a related party amounted to $0 and $2,625 for the three months ended June 30, 2013 and 2012, respectively.

Consultancy agreement

During the year ended March 31, 2011, the Group entered into a financial consulting agreement with Forte Finance, a company controlled by a former director of the Group, to assist in obtaining equity financing for the Company. Pursuant to the agreement, the Company agreed to pay a commission to Forte Finance for funds originating as a result of their efforts. For the fiscal year ended March 31, 2011, the Company has paid $6,160, and recorded a payable amounting to $37,350, was charged against the gross proceeds from the issuance of the Company's shares.

Dispute with former director

As discussed in Note 1, the Company entered into an agreement with QSpan in exchange for common shares on the Company. Pursuant to the agreement, Forte Finance, controlled by a former director of the Group, received 2.25 million shares of the Company and claims to be owed an additional 2.25 million shares. The additional 2.25 million shares have been issued to current directors of the Company. These directors have personally entered into an agreement with the Company to hold the Company harmless from any obligation to issue shares resulting from the dispute and to take personal liability within the limit of the value of the shares at the time such shares were issued to the directors.

Executive compensation

The Group has issued executive service agreements to three directors which have been amended periodically. Pursuant to these agreements, two executives are entitled to monthly compensation of $7,500 and one executive is entitled to monthly compensation of $5,000. During March 2012, the monthly compensation to be received by two directors was amended to cash $3,750 and share-based compensation amounting to $3,750. The monthly compensation to the third director was amended to cash $2,500 and share-based compensation $2,500. For the three months ended June 30, 2013, the Company recorded cash compensation $30,000 and share-based compensation $30,000.

5.     Capitalized software development costs

As discussed in Note 1, the Company entered into an agreement with QSpan to acquire certain technology, which primarily consists of a mobile banking solution computer program. For the 3 months period ended June 30, 2013 and June 30, 2012, the Company recognized amortization expense of $11,652 and $12,130, respectively.

Amortization expense for the remaining estimated lives of these costs are as follows:

Year Ending March 31,
2014	$ 46,608
2015	46,608
2016	44,579
2017	5,690
Total	$ 143,485

6.     Convertible Notes and Note Payable

On August 4, and December 13, 2010 the Company issued two promissory notes to CAT Brokerage, A.G.in the amount of $100,000 and $50,000, respectively. The notes bear interest at a rate of 6% per annum, are unsecured and due on demand. The notes are convertible at the election of the holder at a rate of $0.30 per share. As of the date of issuance, the fair value of the shares was $0.28; accordingly no discount to the notes payable has been recorded for the conversion feature.

Interest expense on the convertible note payable amounted to $2,250 and $2,250 for the periods ended June 30, 2013 and 2012, respectively.

The Group issued short-term promissory notes to unrelated parties totaling $30,000 and $76,412 as of June 30, 2013 and March 31, 2013, respectively. The notes bear no interest and unsecured. In addition, the Group agreed to issue common shares as additional consideration for the notes which have been recognized as finance costs totaling $7,500 and $0 in June 30, 2013 and June 30, 2012, respectively. As of June 30, 2013, shares related to these promissory notes were still unissued.

7.     Common Stock

Common stock issuances

In August 2011, the Company issued 1,474,553 shares of its common stock for services of two executives of the Company. The fair value of the shares issued totaled $516,094 and has been recorded as executive compensation for the year ended March 31, 2012.

In August 2011, the Company issued 250,001 shares of its common stock for services to two individuals. The Company has recorded compensation expense of $87,500 representing the fair value of the underlying shares.

During the year ended March 31, 2012, the Company issued 1,272,142 shares of its common stock for cash proceeds of $430,250 net of offering costs to related parties of $15,000.

As of March 31, 2012, the Company authorized the issuance of 790,575shares of common stock to directors of the Company as additional financing costs in connection with their short-term notes. The fair value of the authorized shares is $276,701 and has been recorded as related party financing costs.

On August 10, 2012, the Company authorized the issuance of 207,500 shares to employees for services to the Group. The fair value of the shares issued totaled $31,125.

On November 8, 2012, the Company issued 1,168,000 shares of its common stock for services of two executives of the Company. The fair value of the shares issued amounted to $175,200.

On December 19, 2012, the Company recorded a cancellation of 4,500,000 shares of the Company's common stock resulting from forfeiture by Forte Finance due to the failure of Forte Finance to pay/satisfy conditions of the Forte Agreements. Out of the 4,500,000 shares, 2,250,000 pertain to Forte Finance and another 2,250,000 pertains to related parties.

During the year ended 2013, the Company issued 5,068,390 shares of its common stock for cash proceeds of $687,101 net of offering cost to related parties amounting to $73,150.

During the year ended 2013, the Company received a cash from an investor amounting to $54,300, net of offering cost to related parties amounting to $5,700. Shares for this investment are still unissued as of June 30, 2013.

During the three months ended June 30, 2013, the Company received cash from an investor amounting to $95,725, net of offering cost to related parties amounting to $4,275. Shares for this investment are still unissued.

During the three months ended June 30, 2013, the Company authorized the issuance of 30,000 shares of common stock to a creditor as additional financing costs in connection with their short-term notes. The fair value of the authorized and unissued shares is $7,500 and has been recorded as financing costs.

During the three months ended June 30, 2013, the Company authorized issuance of 200,000 shares of its common stock for services of three directors of the Company. The fair value of the authorized and unissued shares issued amounted to $30,000.

During the three months ended June 30, 2013, the Company amortized its share-based compensation for an executive and its employees. The amount amortized for the share-based compensation is $21,563.

8.     Income Taxes

The Group, TelUPay IP Ltd., and TelUPay Solutions Ltd. are subject to the income tax regulations of Jersey, while TelUPay (M.E.) and TelUPay (Philippines) Inc. are subject to the income tax regulations of Hamriyah Free Zone Sharjah, U.A.E and the Philippines, respectively.

As of June 30, 2013 and March 31, 2013, the Group has no provision for current income tax under the respective tax regimes of the Company and its subsidiaries due to its taxable loss position.

Provision for deferred income tax for the period ended June 30, 2013 amounting to $533 arose from unrealized foreign exchange gain of TelUPay Philippines Inc.

9.     Fair Value of Financial Instruments

The Group adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis. The adoption of ASC Topic 820-10 did not impact the Group's financial condition or results of operations. ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

Level I - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level II  - Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level III - Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following methods and assumptions are used to estimate the fair value of each class of financial instruments:

June 30, 2013	Level I	Level II	Level III	Fair Value

Capitalized software development	$ -	$ -	$ 143,485	$ 143,485
Notes payable	-	(316,540)	-	(316,540)
Convertible notes payable	-	(325,000)	-	(325,000)

Total	$ -	($641,540)	$ 143,485	($498,055)

March 31, 2013	Level I	Level II	Level III	Fair Value

Capitalized software development	$ -	$ -	$155,137	$155,137
Notes payable	-	(316,540)	-	(316,540)
Convertible notes payable	-	(325,000)	-	(325,000)

Total	$-	($641,540)	$157,044	($486,403)

10.     Commitments

Leases

On July 30, 2010, the Group entered into lease contracts with King's Development Inc. on its office and parking space for a period of one year, subject to renewal for additional periods upon mutual agreement of the parties. Total rental expense which is included in "Rent and utilities" account in the consolidated statements of operations amounted to $22,449 and $12,509 for the three months period ended June 30, 2013 and June 30, 2012, respectively.

License Agreement

On March 26, 2012, the Group entered into a five-year License Agreement with Baccarat Overseas, Ltd. (Baccarat) for the latter's use and distribution of the mobile banking and payment software owned by the Group. Upon execution of the agreement, Baccarat paid a non-refundable amount of $30,000 for the exclusive right to distribute, use, and to provide the software to its clients. The amount was recorded as deferred revenue. The agreement is renewable upon mutual agreement of both parties.

11.     Subsequent Events

On July 1, 2013, the Company entered into a settlement agreement for notes payables and other liabilities. Pursuant to the agreement, the Company agreed to convert the outstanding amounts claimed under notes payables to 2,523,414 million shares, consultancy shares of 1.125 million and outstanding fees in total amount of $90,000 was settled according to terms set in the agreement.

In the July 25, 2013 Special Board of Directors Meeting, the Board of Directors approved its resolution to adjust the salary of concerned Directors, receiving half of their respective monthly compensation not in cash but rather in shares effective March 2012.

In the August 2, 2013 Telupay Extraordinary General Meeting, majority of the shareholders approved the resolution proposed by the Directors for Telupay Plc to merge with I-Level Telupay Merge Corp, where Telupay is the surviving corporation. The merger is deemed to be in the best interest of Telupay.

During July and August, 2013 with cash investments totaling $1.395 million from an investment group, the Company authorized the issuance of 9,300,000 shares; 1,869,000 equity interest shares; and 5,580,000 warrant shares at a strike price of $0.50 per full warrant with a two year term.

TELUPAY PLC AND SUBSIDIARIES

FINANCIAL STATEMENTS

MARCH 31, 2013 and 2012

(With Report of Independent Certified Public Accountants Thereon)

L.L. Bradford & Company LLC
Certified Public Accountants & Consultants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
TelUpay PLC and Subsidiaries

We have audited the accompanying consolidated balance sheets of TelUpay PLC and Subsidiaries (A Development Stage Company) (the "Company") as of March 31, 2013 and 2012, and the related statements of operations, stockholders' deficit and cash flows for each of the years in the periods ended March 31, 2013 and 2012. TelUpay PLC and Subsidiaries' management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TelUpay PLC and Subsidiaries as of March 31, 2013 and 2012, and the results of its operations and its cash flows for each of the years in the periods ended March 31, 2013 and

2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

L.L. Bradford & Company Las Vegas, Nevada September 11, 2013

702-735-5030 ● 8880 West Sunset Road, Third Floor, Las Vegas NV 89148 ● www.llbradford.com

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	March 31
	2013	2012

ASSETS
Current assets:
Cash	$16,770	$9,789
Accounts receivable	8,679	14,831
Other receivables	4,128	3,138
Prepaid expenses	-	2,472

Total Current Assets	29,577	30,230

Fixed assets, net of accumulated depreciation of $81,226 and	33,950	62,446
$47,916, respectively

Other assets:
Capitalized software development costs, net of accumulated amortization of $75,997 and $29,389, respectively	155,137	203,562
Other noncurrent assets	55,136	39,108

Total Other Assets	210,273	242,670

TOTAL ASSETS	$273,800	$335,436

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$388,518	$216,745
Accounts payable and accrued expenses- related parties	375,504	287,292
Deferred revenue	24,000	30,000
Notes payable	76,412	-
Notes payable- related parties	316,540	312,864
Convertible notes payable	150,000	150,000
Convertible notes payable- related party	175,000	175,000

Total Current Liabilities	1,505,974	1,171,901

Deferred tax liability	543	-

Total Liabilities	1,506,517	1,171,901

Stockholders' Deficit
Common stock, $0.015 par value, 100,000,000 shares authorized, 46,566,052 and 43,484,087 shares issued and outstanding as of March 31, 2013 and 2012, respectively	699,421	653,131
Authorized and unissued common stock, 1,361,984 and 790,575 shares as of March 31, 2013 and 2012, respectively	21,528	11,874
Share-based compensation	(183,375)	-
Additional paid-in capital	6,042,587	4,828,683
Cumulative translation adjustments	(13,306)	14,343
Accumulated deficit	(7,799,572)	(6,344,496)

Total Stockholders' Deficit	(1,232,717)	(836,465)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$273,800	$335,436

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Years ended March 31
	2013	2012

REVENUES
Service income	$64,711	$1,809

OPERATING EXPENSES
Direct operating expense	6,834	6,736
Salaries and benefits	423,915	322,045
Directors' compensation - related parties	417,000	747,342
Travel	24,916	60,629
Professional fees	377,432	145,106
General and administrative expenses	161,347	133,254
Depreciation and amortization	77,011	66,253

Total Operating Expenses	1,488,455	1,481,365

Net Loss from Operations	(1,423,744)	(1,479,556)

OTHER INCOME (EXPENSE)

Interest income	117	146
Interest expense	(6,884)	(13,299)
Interest expense - related party	(16,145)	(34,921)
Finance costs	(7,500)	-
Finance costs - related party	(3,750)	(276,701)
Net foreign exchange gain (loss)	3,373	8,245

Total Other Income (Expense)	(30,789)	(316,530)

Net loss before provision for income taxes	(1,454,533)	(1,796,086)

PROVISION FOR INCOME TAXES	543	-

NET LOSS	($1,455,076)	($1,796,086)

Weighted average shares outstanding	48,120,244	41,700,788
Basic and diluted loss per share	($0.03)	($0.04)

	2013	2012

NET LOSS	($1,455,076)	($1,796,086)

OTHER COMPREHENSIVE INCOME (LOSS)
Cumulative translation adjustments	27,649	(4,684)

TOTAL COMPREHENSIVE LOSS	($1,427,427)	($1,800,770)

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
	Common Shares	Stock Amount	Additional Paid-in Capital	Authorized and unissued	Share-based compensation	Cumulative Adjustment	Accumulated Deficit	Total

Balances at March 31, 2011	40,487,391	$ 608,121	$3,575,023	-	-	$19,027	$(4,548,410)	$(346,239)

Issuance of common shares for services	1,724,554	25,903	577,691	-	-	-	-	603,594
Issuance of common shares for cash	1,272,142	19,107	426,142	-	-	-	-	445,250
Offering costs - related party	-	-	(15,000)	-	-	-	-	(15,000)
Authorized but unissued - related parties	-	-	264,827	11,874	-	-	-	276,701
Translation adjustment	-	-	-	-	-	(4,684)	-	(4,684)
Net loss for the year	-	-	-	-	-	-	(1,796,086)	(1,796,086)

Balances at March 31, 2012	43,484,087	$653,131	$4,828,683	$11,874	-	$14,343	($6,344,496)	($836,465)

Issuance of common shares for services	530,000	7,961	71,539	-	(48,375)	-	-	31,125
Issuance of common shares for services-related party	1,698,000	17,543	399,758	14,700	(135,000)	-	-	297,001
Issuance of common shares for cash	5,068,390	76,127	738,043	6,080	-	-	-	820,250
Offering costs - related party	-	-	(73,150)	-	-	-	-	(73,150)
Issuance of common shares for financing - related party	815,575	12,249	3,375	(11,876)	-	-	-	3,748
Issuance of common shares for financing	-	-	6,749	750	-	-	-	7,499
Forfeiture of shares	(4,500,000)	(67,590)	67,590	-	-	-	-	-
Translation adjustment	-	-	-	-	-	(27,649)	-	(27,649)
Net loss for the year	-	-	-	-	-	-	(1,455,076)	(1,455,076)

Balances at March 31, 2013	46,566,052	$699,421	$6,042,587	$21,528	($183,375)	($13,306)	($7,799,572)	($1,232,717)

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Years ended March 31
	2013	2012

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	($1,455,076)	($1,796,086)
Adjustments for:
Depreciation and amortization	77,011	66,253
Shares issued for services	31,125	603,594
Shares issued for services - related party	297,001	-
Shares issued for financing costs	7,499	-
Shares issued for financing	(73,150)	276,701
Shares issued for financing costs - related party	3,748	-
Unrealized foreign exchange gain	(27,649)	(4,684)
Decrease (increase) in:
Trade and other receivables	6,152	2,332
Prepaid and other assets	(16,028)	-
Prepaid and other assets	2,472	(6,240)
Other noncurrent assets	(990)	-
Increase (decrease) in
Accounts payable and accrued expenses	171,773	99,725
Accrued expenses - related party	88,212	70,941
Deferred tax	543	-
Deferred revenue	(6,000)	30,000

Net cash flows used in operating activities	(893,357)	(657,464)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of furniture and equipment	-	(13,793)
Increase in capitalized software development	-	(192,470)
Cash flows used in investing activities	-	(206,263)
CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	820,250	430,250
Proceeds from notes payable - related party	3,676	312,864
Proceeds from notes payable	76,412	-

Cash flows provided by financing activities	900,338	743,114

NET INCREASE(DECREASE) IN CASH	6,981	(120,613)
CASH AT BEGINNING OF YEAR	9,789	130,402

CASH AND AT END OF YEAR	$16,770	$9,789

Supplemental disclosures of cash flow information:
Cash paid for income taxes	$ -	$ -
Cash paid for interest	$ -	$ -
Supplemental non-cash disclosures
Common stock issued for services	$ 31,125	$ 223,575
Common stock issued for services - related parties	$ 297,001	$ -
Common stock issued for financing - related parties	$ 3,748	$ 3,750
Common stock issued authorized unissued for financing	$ 7,499	$ 3,750

See accompanying Notes to Consolidated Financial Statements.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

1.     General Business Description

TelUPay PLC Inc. ("Company") and its subsidiaries (collectively the "Group") were incorporated primarily to engage in software application development, enterprise application integration, programming, wholesale sales and distribution of customized software applications, after-sales support and technical assistance, as well as the provision of shared services and other related ancillary and/or support functions, services, systems, and processes. The Company was incorporated March 2, 2010. The registered address of the Company is located at First Land House, Peter Street, St. Helier, Jersey, Channel Islands.

On December 21, 2010, the Company entered into an agreement with QSpan Technologies, Ltd. ("Qspan") whereby it acquired all the assets consisting of office equipment and intellectual mobile banking technology, and assumed all of its liabilities comprised of trade payables and accrued expenses. Pursuant to the agreement, the Company issued, on a one-for-one basis 34,917,845 share of its common stock to the shares holders' of Qspan and Qspan ceased operations. As a result of the share issuance, the Company and Qspan were under common control and therefore, the transaction was treated as a recapitalization of Qspan. The financial statement presentation of the Company includes the historic results of Qspan operating activities.

2.     Significant Accounting Policies

Principles of Consolidation

The accompanying consolidated financial statements include the financial statements of the Company and its subsidiaries - TelUPay IP Limited, TelUPay Solutions Limited, TelUPay (M.E.) FZE and TelUPay (Philippines) Inc. Intercompany transactions and balances have been eliminated in consolidation.

Cash and cash equivalents

The Group considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. At March 31, 2013 and 2012, the Group had no cash equivalents.

Concentration of Credit and Business Risk

The Group has no significant off-balance sheet risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The Group's financial instruments that are exposed to concentration of credit risks consist primarily of cash. The Group maintains its cash in bank accounts which may at times, exceed federally-insured limits.

Accounts receivable

Accounts receivable is reported at the customers' outstanding balances less any allowance for doubtful accounts. Interest is not accrued on overdue accounts receivable.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses. Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers. Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired. As of March 31, 2013 and2012, management has deemed all receivables to be collectible, and has not historically recorded bad debt expenses; therefore no allowance has been recorded.

Fixed Assets

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method for financial statement purposes. The Group uses other depreciation methods (generally accelerated) for tax purposes where appropriate. The estimated useful lives for significant property and equipment categories are as follows:

Equipment     3-5 years

Furniture       7 years

The Group reviews the carrying value of property, plant, and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets. The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors. Based on this assessment there were no impairments needed as of March 31, 2013. Depreciation expense as of March 31, 2013 and 2012 was $77,011 and $66,253, respectively.

Capitalized Software Development Costs

The Group capitalizes internal software development costs subsequent to establishing technological feasibility of a software application. Capitalized software development costs represent the costs associated with the internal development of the Group's software applications. Amortization of such costs is recorded on a software application-by-application basis, based on the greater of the proportion of current year sales to total of current and estimated future sales for the applications or the straight-line method over the remaining estimated useful life of the software application. The Group continually evaluates the recoverability of capitalized software costs and will charge to operations amounts that are deemed unrecoverable for projects it abandons.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

Revenue Recognition

Revenue is derived on a per transaction basis through the Company's technologies and a modular, adaptable platform designed to create multi-channel gateways for all types of connected devices. The Company also earns revenue for services, such as consulting, licensure on Software as a Service ("SaaS") basis, and on a performance basis, such as when a client acquires a new customer through our platform.

Revenue is recognized in accordance with Staff Accounting Bulletin ("SAB") No. 101, "Revenue Recognition in Financial Statements," as revised by SAB No. 104. As such, the Company recognizes revenue when persuasive evidence of an arrangement exists, title transfer has occurred, the price is fixed or readily determinable and collectability is probable. Sales are recorded net of sales discounts.

Earnings (Loss) per Share

The Group reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share are computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed exercise or conversion of stock options, warrants, and debt to purchase common shares, would have an anti-dilutive effect. As of March 31, 2013 and 2012, the Group had approximately 1,303,932 and 1,280,180 shares, respectively, related to its convertible notes payable that have been excluded from the computation of diluted net loss per share.

Income Taxes

The Group follows ASC subtopic 740-10 for recording the provision for income taxes. ASC 740-10 requires the use of the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled. Deferred income tax expenses or benefits are based on the changes in the asset or liability each period. If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized. Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

Research and development

Research and development costs are expensed as incurred. As of March 31, 2013 and 2012, the Group did not incur any research and development costs.

Long-lived assets

The Group accounts for its long-lived assets in accordance with ASC Topic 360-10-05, "Accounting for the Impairment or Disposal of Long-Lived Assets." ASC Topic 360-10-05 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the historical cost or carrying value of an asset may no longer be appropriate. The Group assesses recoverability of the carrying value of an asset by estimating the future net cash flows expected to result from the asset, including eventual disposition. If the future net cash flows are less than the carrying value of the asset, an impairment loss is recorded equal to the difference between the asset's carrying value and its fair value or disposable value. As of March 31, 2013 and 2012, the Group determined that none of its long-term assets were impaired.

Fair Value of Financial Instruments

The Group has financial instruments whereby the fair value of the financial instruments could be different from that recorded on a historical basis in the accompanying balance sheets. The Group's financial instruments consist of cash, receivables, accounts payable, accrued liabilities, and notes payable. The carrying amounts of the Group's financial instruments approximate their fair values as of March 31, 2013 and 2012 due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affects the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Share-Based Compensation

The Group accounts for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718"). Stock-based payments to employees are currently comprised of restricted stock grants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

The Group accounts for stock-based payments to non-employees in accordance with ASC 718 and Topic 505-50, "Equity-Based Payments to Non-Employees." Stock-based payments to non-employees may include grants of stock, stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date. The fair value of option grants and warrant issuances will be calculated utilizing the Black-Scholes pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant. The Group estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Group monitors both stock option and warrant exercises as well as employee termination patterns.

As of March 31, 2013 and 2012, the Group recorded stock-based compensation in the amounts of $193,125 and $603,594, respectively.

Foreign Currency

The Group accounts for foreign currency in accordance with ASC Topic 830 "Foreign Currency" whereby the local currency is the functional currency. Assets and liabilities of the Group's foreign locations are translated to reporting currency at the rate of exchange existing at the balance sheet date. Income statement amounts are translated at a weighted average monthly exchange rate for each reporting period. The cumulative translation adjustments resulting from changes in exchange rates are included in the consolidated balance sheet as "Other comprehensive income", a separate component of stockholders' equity. Transaction gains and losses are included in the consolidated statement of operations. As of March 31, 2013 and 2012, the Group reported ($13,306) and $14,343, respectively in cumulative translation adjustments related to foreign currency re-measurement.

Recent accounting pronouncements

No recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the AICPA, and the SEC did not or are not believed by management to have a material impact on the Group's present or future financial statements

International Financial Reporting Standards:

In November 2008, the Securities and Exchange Commission ("SEC") issued for comment a proposed roadmap regarding potential use of financial statements prepared in accordance with International Financial Reporting Standards ("IFRS") as issued by the International Accounting Standards Board. Under the proposed roadmap, the Group would be required to prepare financial statements in accordance with IFRS in fiscal year 2014, including comparative information also prepared under IFRS for fiscal 2013 and 2012. The Group is currently assessing the potential impact of IFRS on its financial statements and will continue to follow the proposed roadmap for future developments.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

Year-end

The Group has adopted March 31, as its fiscal year end.

3.     Going Concern

These financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which assumes that the Group will be able to meet its obligations and continue its operations for its next fiscal year. Realization values may be substantially different from carrying values as shown and these financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Group be unable to continue as a going concern. The Group has not yet achieved profitable operations since its inception. Through March 31, 2013, the Group had accumulated losses of $1,232,717 and a working capital deficit of $1,476,397. Management expects to incur further losses in the development of its business, all of which raises substantial doubt about the Group's ability to continue as a going concern. The Group's ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due.

4.     Related Party Transactions

Notes payable - related parties

The Group issued short-term promissory notes totaling $316,540 and $312,864 as of March 31, 2013 and 2012, respectively, to certain directors. The notes bear a flat interest at a rate of 10%, are unsecured, and matured 60 days from date of issuance. In addition, the Group agreed to issue 25,000 and 790,575 common shares in 2013 and 2012, respectively, as additional consideration for the notes which have been recognized as finance costs - related party totaling $3,750 and $276,701 in 2013 and 2012, respectively.

Interest expense on the short-term debt to related parties amounted to $16,145 and $16,132 for the year ended March 31, 2013 and 2012, respectively.

Convertible notes payable - related party

On June 1 and July 8, 2010, the Group issued two convertible short-term promissory notes totaling $175,000 to Forte Finance, controlled by a former director of the Group. The notes bear interest at a rate of 6% per annum, are unsecured, and are due on demand. The notes are convertible at the election of the holder at a rate of $0.28 per share. As of the date of issuance, the fair value of the shares was $0.28; accordingly no discount to the notes payable has been recorded for the conversion feature. As of the date of this report, these notes are in default and Forte Finance has made a demand on the balance due. The Group is in discussions with Forte Finance to satisfy this obligation.

Interest expense related to the convertible note to a related party amounted to $2,240 and $18,789 for the years ended March 31, 2013 and 2012, respectively.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

Consultancy agreement

During the year ended March 31, 2011, the Group entered into a financial consulting agreement with Forte Finance, a company controlled by a former director of the Group, to assist in obtaining equity financing for the Company. Pursuant to the agreement, the Company agreed to pay a commission to Forte Finance for funds originating as a result of their efforts. For the fiscal year ended March 31, 2011, the Company has paid $6,160, and recorded a payable amounting to $37,350, was charged against the gross proceeds from the issuance of the Company's shares.

Dispute with former director

As discussed in Note 1, the Company entered into an agreement with QSpan in exchange for common shares on the Company. Pursuant to the agreement, Forte Finance, controlled by a former director of the Group, received 2.25 million shares of the Company and claims to be owed an additional 2.25 million shares. The additional 2.25 million shares have been issued to current directors of the Company. These directors have personally entered into an agreement with the Company to hold the Company harmless from any obligation to issue shares resulting from the dispute and to take personal liability within the limit of the value of the shares at the time such shares were issued to the directors.

Executive compensation

The Group has issued executive service agreements to three directors which have been amended periodically. Pursuant to these agreements, two executives are entitled to monthly compensation of $7,500 and one executive is entitled to monthly compensation of $5,000. During March 2012, the monthly compensation to be received by two directors was amended to $3,750 and share based compensation amounting to $3,750, and the monthly compensation to be received by one director was amended to $2,500 and share-based compensation amounting to $2,500 As of March 31, 2013 and 2012, these executives received compensation totaling $417,000 and $163,803, respectively.

During the year ended March 31, 2013, the Company issued 1,168,000 common shares to two Company executives as compensation for services rendered during the period. The fair value of the shares is totaling $312,000. Out of the $312,000, $177,000 was recorded as executive compensation and $135,000 was recorded as prepaid share-based compensation as of March 31, 2013.

5.     Capitalized software development costs

As discussed in Note 1, the Company entered into an agreement with QSpan to acquire certain technology, which primarily consists of a mobile banking solution computer program. For the periods ended March 31, 2013 and 2012, the Company recognized amortization expense of $48,518 and 46,608, respectively.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

Amortization expense for the remaining estimated lives of these costs are as follows:
Year Ending March 31,
2014	$ 46,608
2015	46,608
2016	44,579
2017	17,342
Total	$ 155,137

6.     Convertible Notes and Note Payable

On August 4, and December 13, 2010 the Company issued two promissory notes to CAT Brokerage, A.G.in the amount of $100,000 and $50,000, respectively. The notes bear interest at a rate of 6% per annum, which are unsecured and due on demand. The notes are convertible at the election of the holder at a rate of $0.30 per share. As of the date of issuance, the fair value of the shares was $0.15; accordingly no discount to the notes payable has been recorded for the conversion feature.

Interest expense on the convertible note payable amounted to $6,884 and $13,299 for the periods ended March 31, 2013 and 2012, respectively.

The Group issued short-term promissory notes totaling $76,412 as of March 31, 2013. The notes bear no interest and unsecured. In addition, the Group agreed to issue common shares as additional consideration for the notes which have been recognized as finance costs related party totaling $3,750 and non-related party totaling $7,500 as of March 31, 2013. As of March 31, 2013, shares related to these promissory notes were authorized and unissued.

7.     Common Stock

Common stock issuances

In August 2011, the Company issued 1,474,553 shares of its common stock for services of two executives of the Company. The fair value of the shares issued totaled $516,094 and has been recorded as executive compensation for the year ended March 31, 2012.

In August 2011, the Company issued 250,001 shares of its common stock for services to two individuals. The Company has recorded compensation expense of $87,500 representing the fair value of the underlying shares.

During the year ended March 31, 2012, the Company issued 1,272,142 shares of its common stock for cash proceeds of $430,250 net of offering costs to related parties of $15,000.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

As of March 31, 2012, the Company authorized the issuance of 790,575 shares of common stock to directors of the Company as additional financing costs in connection with their short-term notes. The fair value of the authorized shares is $276,701 and has been recorded as related party financing costs.

On August 10, 2012, the Company authorized the issuance of 207,500 shares to employees for services to the Group. The fair value of the shares issued totaled $64,500.

On November 8, 2012, the Company authorized the issuance 1,168,000 shares of its common stock for services of two executives of the Company. The fair value of the shares amounted to $312,000.

On December 19, 2012, the Company recorded a cancellation of 4,500,000 shares of the Company's common stock resulting from forfeiture by Forte Finance due to the failure of Forte Finance to pay and satisfy conditions of the Forte Agreements. Out of the 4,500,000 shares, 2,250,000 shares pertain to Forte Finance and the other 2,250,000 shares pertain to executives of the Company.

During the year ended March 31, 2013, the Company issued 5,068,390 shares of its common stock and authorized and unissued 400,000 shares of its common stock for cash proceeds of $747,101 net of offering cost to related parties amounting to $73,150.

8.     Income Taxes

The Group, TelUPay IP Ltd., and TelUPay Solutions Ltd. are subject to the income tax regulations of Jersey, while TelUPay (M.E.) and TelUPay (Philippines) Inc. are subject to the income tax regulations of Hamriyah Free Zone Sharjah, U.A.E and the Philippines, respectively.

As of March 31, 2013 and 2012, the Group has no provision for current income tax under the respective tax regimes of the Company and its subsidiaries due to its taxable loss position.

Provision for deferred income tax for the year ended March 31, 2013 amounting to $543 arose from unrealized foreign exchange gain of TelUPay Philippines Inc.

9.     Fair Value of Financial Instruments

The Group adopted ASC Topic 820-10 to measure the fair value of certain of its financial assets required to be measured on a recurring basis. The adoption of ASC Topic 820-10 did not impact the Group's financial condition or results of operations. ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value.  The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).  ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability. The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

Level I - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access.

Level II  - Valuations based on quoted prices for similar assets and liabilities in active markets, quoted prices for identical assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

Level III - Valuations based on inputs that are supportable by little or no market activity and that are significant to the fair value of the asset or liability.

The following methods and assumptions are used to estimate the fair value of each class of financial instruments:

March 31, 2013	Level I	Level II	Level III	Fair Value

Capitalized software development	$ -	$ -	$ 155,137	$ 155,137
Notes payable	-	(392,952)	-	(392,952)
Convertible notes payable	-	(325,000)	-	(325,000)

Total	$ -	($717,952)	$155,137	($562,815)

March 31, 2012	Level I	Level II	Level III	Fair Value

Capitalized software development	$ -	$ -	$203,652	$ 203,652
Notes payable	-	(312,864)	-	(312,864)
Convertible notes payable	-	(325,000)	-	(325,000)

Total	$-	($637,864)	$203,652	($434,212)

10.     Commitments

Leases

On July 30, 2010, the Group entered into lease contracts with King's Development Inc. on its office and parking space for a period of one year, subject to renewal for additional periods upon mutual agreement of the parties. Total rental expense which is included in "Rent and utilities" account in the consolidated statements of operations amounted to $41,281 and $30,147 as of March 31, 2013 and 2012, respectively.

License Agreement

On March 26, 2012, the Group entered into a five-year License Agreement with Baccarat Overseas, Ltd. (Baccarat) for the latter's use and distribution of the mobile banking and payment software owned by the Group. Upon execution of the agreement, Baccarat paid a non-refundable amount of $30,000 for the exclusive right to distribute, use, and to provide the software to its clients. The amount was recorded as deferred revenue. The agreement is renewable upon mutual agreement of both parties.

TELUPAY PLC AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2013 AND 2012

During the year ended March 31, 2013, the Company has recorded $6,000 license fee revenue in relation to this agreement.

11.       Subsequent Events

For the period from February 21 to June 25, 2013, total investments of $ 115,000 and PHP 1,800,000 were supported with Share Subscription Agreements signed on 26 June 2013 by a major investor.

On June 25, 2013, the Board of Directors authorized the breakdown of directors' monthly salaries to 50% cash pay-out and 50% shares of stock effective March 2012.

On July 01, 2013, the Company entered into a settlement agreement for notes payables and other liabilities. Pursuant to the agreement, the Company agreed to convert the outstanding amounts claimed under notes payables to 2,523,414 shares. The Company also agreed to issue a further 1,125,000 consultancy shares and pay the outstanding fees totaling $90,000 to the settled party according to terms set in the agreement.

On August 2, 2013, majority of the shareholders approved the resolution proposed by the directors of Telupay PLC to merge with I-Level Telupay Merge Corp, where Telupay is the surviving corporation. The merger is deemed to be in the best interest of Telupay.

For the period ended August 30, 2013 with cash investments totaling $1,395,000 from an investment group, the Company authorized the issuance of 9,300,000 shares, 1,869,000 equity interest shares and 5,580,000 warrant shares at a strike price of $ 0.50 per full warrant with a two year term.

UNAUDITED PRO-FORMA FINANCIAL INFORMATION

The following Pro Forma Consolidated Balance Sheet has been derived from the annual consolidated financial statements of Telupay PLC ("Telupay") as at March 31, 2013 and the interim financial statements of i-Level Media Group Incorporated ("i-Level") as at March 31, 2013. The unaudited Pro Forma Balance Sheet reflects the acquisition of Telupay by i-Level pursuant to the closed Merger Agreement and Plan of Merger ("Merger Agreement") which merged Telupay with a wholly-owned subsidiary of i-Level using reverse acquisition accounting. This unaudited Pro Forma Balance Sheet reflects a recapitalization of Telupay.

i-Level Media Group Incorporated

(A Development Stage Company)

Pro Forma Consolidated Balance Sheet

As of March 31, 2013
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Telupay $	i-Level $	Acquisition of Telupay Notes 2 and 3 $	Pro Forma Adjustments Note 3 $	Pro Forma Balance Sheet $
ASSETS
Current Assets
Cash	16,770	-	-	-	16,770
Accounts receivable	8,679	-	-	-	8,679
Other receivable	4,128	-	-	-	4,128

Total Current Assets	29,577	-	-	-	29,577

Property and equipment	33,950	-	-	-	33,950
Capitalized software development costs	155,137	-	-	-	155,137
Other noncurrent assets	55,136	-	-	-	55,136
Investment in Telupay PLC	-	-	55,000,000	(55,000,000)	-

Total Other Assets	244,223	-	-	-	244,223

Total assets	273,800	-	55,000,000	(55,000,000)	273,800

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	388,518	275,259	-	-	663,777
Accounts payable and accrued expenses - related parties	375,504	83,000	-	-	458,504
Deferred revenue	24,000	-	-	-	24,000
Notes payable	76,412	652,052	-	-	728,464
Notes payable - related parties	316,540	-	-	-	316,540
Convertible notes payable	150,000	-	-	-	150,000
Convertible notes payable - related parties	175,000	-	-	-	175,000

Total Current Liabilities	1,505,974	1,010,311	-	-	2,516,285

Deferred Tax Liability	543	-	-	-	543

Total Liabilities	1,506,517	1,010,311	-	-	2,516,828

Stockholders' Equity (Deficit)
Common stock	720,949	75,919	31,492	(720,949)	107,411
Additional paid-in capital	5,859,212	4,535,075	54,968,508	(59,900,356)	5,462,466
Cumulative translation adjustments	(13,306)	(6,020)	-	6,020	(13,306)
Accumulated Deficit	(7,799,572)	(5,615,285)	-	5,615,285	(7,799,572)

Total Stockholders' Equity (Deficit)	(1,232,717)	(1,010,311)	55,000,000	(55,000,000)	(2,243,028)

Total Liabilities and Stockholders' Equity (Deficit)	273,800	-	55,000,000	(55,000,000)	273,800

The following unaudited Pro Forma Consolidated Statements of Operations have been derived from the annual consolidated financial statements of Telupay for the years ended March 31, 2013 and 2012 and the interim financial statements of i-Level for the twelve months ended March 31, 2013 and 2012.

Pro Forma Consolidated Statements of Operations
Expressed in U.S. Dollars
Unaudited - Prepared by Management

For the year ended March 31, 2013

	Telupay $	i-Level $	Adjustments $	Pro Forma $
REVENUES	64,711	-	-	64,711

OPERATING EXPENSES
Direct operating expense	6,834			6,834
Salaries and benefits	423,915	-	-	423,915
Directors' compensation - related parties	417,000	48,000	-	465,000
Travel	24,916	-	-	24,916
Professional fees	377,432	189,205	-	566,637
General and administrative expenses	161,347	11,471	-	172,818
Depreciation and amortization	77,011	-	-	77,011

Total Operating Expenses	1,488,455	248,676	-	1,737,131

Net Loss from Operations	(1,423,744)	(248,676)	-	(1,672,420)

OTHER INCOME (EXPENSE)
Interest expense, net	(22,912)	(39,880)	-	(62,792)
Finance costs	(11,250)	-		(11,250)
Foreign exchange gain	3,373	-	-	3,373

Total Other Income (Expense)	(30,789)	(39,880)	-	(70,669)

Net loss before provision for income taxes	(1,454,533)	(288,556)	-	(1,743,089)
PROVISION FOR INCOME TAXES	(543)	-	-	(543)

NET LOSS	(1,455,076)	(288,556)	-	(1,743,632)

Basic and diluted loss per share				(0.02)
Weighted average shares outstanding				107,411,000

For the year ended March 31, 2012
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Telupay $	i-Level $	Adjustments $	Pro Forma $
REVENUES
Service income	1,809	-	-	1,809

OPERATING EXPENSES
Direct operating expenses	6,736	-	-	6,736
Salaries and benefits	322,045	-	-	322,045
Directors' compensation	747,342	48,000	-	795,342
Travel	60,629	-	-	60,629
Professional fees	145,106	22,091	-	167,197
General and administrative expenses	133,254	6,124	-	139,378
Depreciation and amortization	66,253	-	-	66,253

Total Operating Expenses	1,481,365	76,215	-	1,557,580

Net Loss from Operations	(1,479,556)	(76,215)	-	(1,555,771)

OTHER INCOME (EXPENSE)
Forgiveness of debt	-	15,640	-	15,640
Interest expense, net	(48,074)	(39,771)	-	(87,845)
Finance costs	(276,701)	-	-	(276,701)
Foreign exchange gain (loss)	8,245	(4,688)	-	3,557

Total Other Income (Expense)	(316,530)	(28,819)	-	(345,349)

NET LOSS	(1,796,086)	(105,034)		(1,901,120)

Basic and diluted loss per share				(0.02)

Weighted average shares outstanding				107,411,000

The following Pro Forma Consolidated Balance Sheet has been derived from the interim unaudited consolidated financial statements of Telupay PLC ("Telupay") as at June 30, 2013 and the interim financial statements of i-Level Media Group Incorporated ("i-Level") as at June 30, 2013. The unaudited Pro Forma Balance Sheet reflects the acquisition of Telupay by i-Level pursuant to the closed Merger Agreement and Plan of Merger ("Merger Agreement") which merged Telupay with a wholly-owned subsidiary of i-Level using reverse acquisition accounting. This unaudited Pro Forma Balance Sheet reflects a recapitalization of Telupay.

i-Level Media Group Incorporated

(A Development Stage Company)

Pro Forma Consolidated Balance Sheet

As of June 30, 2013
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Telupay $	i-Level $	Acquisition of Telupay Notes 2 and 3 $	Pro Forma Adjustments Note 3 $	Pro Forma Balance Sheet $
ASSETS
Current Assets
Cash	11,443	-	-	-	11,443
Accounts receivable	9,133	-	-	-	9,133
Other receivable	4,286	-	-	-	4,286

Total Current Assets	25,522	-	-	-	25,522

Property and equipment	28,445	-	-	-	28,445
Capitalized software development costs	143,485	-	-	-	143,485
Other noncurrent assets	58,283	-	-	-	58,283
Investment in Telupay PLC	-	-	55,000,000	(55,000,000)	-

Total Other Assets	230,213	-	-	-	230,213

Total assets	255,735	-	55,000,000	(55,000,000)	255,735

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Accounts payable and accrued expenses	623,636	250,736	-	-	874,372
Accounts payable and accrued expenses - related parties	261,001	95,000	-	-	356,001
Deferred revenue	23,759	-	-	-	23,759
Notes payable	106,412	678,341	-	-	784,753
Notes payable - related parties	316,540	-	-	-	316,540
Convertible notes payable	175,000	-	-	-	175,000
Convertible notes payable - related parties	150,000	-	-	-	150,000

Total Current Liabilities	1,656,348	1,024,077	-	-	2,680,425

Deferred Tax Liability	533	-	-	-	533

Total Liabilities	1,656,881	1,024,077	-	-	2,680,958

Stockholders' Equity (Deficit)
Common stock	745,661	75,919	31,492	(720,949)	107,411
Additional paid-in capital	5,989,288	4,535,075	54,968,508	(59,900,356)	5,462,466
Cumulative translation adjustments	(2,366)	(6,020)	-	6,020	(13,306)
Accumulated Deficit	(8,133,729	(5,629,051)	-	5,615,285	(7,799,572)

Total Stockholders' Equity (Deficit)	(1,401,146)	(1,024,077)	55,000,000	(55,000,000)	(2,243,028)

Total Liabilities and Stockholders' Equity (Deficit)	255,735	-	55,000,000	(55,000,000)	273,800

The following unaudited Pro Forma Consolidated Statements of Operations have been derived from the interim unaudited consolidated financial statements of Telupay and i-Level for the three months ended June 30, 2013 and 2012.

Pro Forma Consolidated Statements of Operations
Expressed in U.S. Dollars
Unaudited - Prepared by Management

For the three months ended June 30, 2013

	Telupay $	i-Level $	Adjustments $	Pro Forma $
REVENUES	13,559	-	-	13,559

OPERATING EXPENSES
Direct operating expense	10,557	-	-	10,557
Salaries and benefits	107,658	-	-	107,658
Directors' compensation - related parties	73,500	12,000	-	85,500
Travel	1,908	-	-	1,908
Professional fees	85,213	(10,297)	-	74,916
General and administrative expenses	39,038	3,621	-	42,659
Depreciation and amortization	17,101	-	-	17,101

Total Operating Expenses	334,975	5,324	-	340,299

Net Loss from Operations	(321,416)	(5,324)	-	(326,740)

OTHER INCOME (EXPENSE)
Forgiveness of debt	-	1,500	-	1,500
Interest expense, net	(4,874)	(9,943)	-	(14,817)
Finance costs	(7,500)	-		(7,500)
Foreign exchange gain	(367)	-	-	(367)

Total Other Income (Expense)	(12,741)	(8,443)	-	(21,184)

NET LOSS	(334,157	(13,767)	-	(347,924)

Basic and diluted loss per share				(0.00)

Weighted average shares outstanding				107,411,000

For the three months ended June 30, 2012
Expressed in U.S. Dollars
Unaudited - Prepared by Management

	Telupay $	i-Level $	Adjustments $	Pro Forma $
REVENUES
Service income	4,476	-	-	4,476

OPERATING EXPENSES
Direct operating expenses	-	-	-	-
Salaries and benefits	72,948	-	-	72,948
Directors' compensation	161,600	12,000	-	173,600
Professional fees	44,114	11,703	-	55,817
General and administrative expenses	68,811	2,221	-	71,032
Depreciation and amortization	21,045	-	-	21,045

Total Operating Expenses	368,518	25,924	-	394,442

Net Loss from Operations	(364,042)	(25,924)	-	(389,966)

OTHER INCOME (EXPENSE)
Interest expense, net	(4,830)	(9,943)	-	(14,773)
Foreign exchange gain (loss)	3,527	-	-	3,527

Total Other Income (Expense)	(1,303)	(9,943)	-	(11,246)

NET LOSS	(365,345)	(35,867)		(401,212)

Basic and diluted loss per share				(0.00)

Weighted average shares outstanding				107,411,000

Notes to Pro Forma Consolidated Financial Statements
Expressed in U.S. Dollars
Unaudited - Prepared by Management

Note 1. Basis of Presentation

The accompanying unaudited Pro Forma Consolidated Financial Statements as of March 31, 2013, has been compiled for illustrative purposes only for inclusion in a Current Report on Form 8-K and to give effect to the Merger Agreement among i-Level Media Group Incorporated ("i-Level"), i-Level Telupay Merge Corp. (a wholly-owned subsidiary of i-Level, "i-Level Mergeco") and Telupay PLC and Subsidiaries ("Telupay"), as described in Note 2.

It is management's opinion that the unaudited Pro Forma Consolidated Financial Statements presents fairly, in all material respects, the transactions described in Note 2 in accordance with accounting principles generally accepted in the United States of America. The accounting policies used in the preparation of the unaudited Pro Forma Consolidated Statements are consistent with the accounting policies of i-Level used. The Pro Forma adjustments, as described in Note 3, are based on available information and certain estimations and assumptions. The unaudited Pro Forma Balance Sheet is not intended to reflect the financial position of i-Level which would have actually resulted had the transactions been effected on the dates indicated. Further, the unaudited Pro Forma Consolidated Statements of Operations is not necessarily indicative of the results of operations that may be obtained in the future.

Note2. Pro Forma Transactions

i-Level, i-Level Mergeco and Telupay entered into a definitive Merger Agreement and Plan of Merger (the "Merger Agreement") which closed on September 24, 2013. Pursuant to the closing of the Merger Agreement, i-Level's wholly-owned subsidiary, i-Level Mergeco, merged with and in Telupay on a stock-for-stock merger (the "Merger") effected under the laws of Nevada and Jersey, Channel Islands. Under the terms of the Merger Agreement, a total of 47,000,000 shares owned by i-Level's officer and director were cancelled at closing and returned to treasury leaving 28,918,825 common shares issued and outstanding. Also under the terms of the Merger Agreement, Telupay's stockholders received 1.2 shares of i-Level common stock for every one share of Telupay common stock. With 65,410,298 shares of Telupay common stock outstanding at the time of closing, a total of 78,492,357 shares of i-Level common stock were issued to the former Telupay stockholders, for a total of 107,411,182 common shares issued and outstanding after the closing of the Merger Agreement. The issuance of shares to the former shareholders of Telupay represented 73% of the issued and outstanding common shares of i-Level. Based on the closing market price of i-Level's common stock of $0.70 per share on September 23, 2013, the total share consideration issued to former Telupay stockholders had a value of approximately $55,000,000.

i-Level and Telupay had no stock options issued or outstanding at the time of the Merger Agreement. Telupay has 5,963,334 warrants outstanding to acquire 5,963,334 shares of Telupay at $0.50 per share which will transfer to i-Level at a rate of 1.2 to 1.

Note 3. Pro Forma Assumptions and Adjustments

The Pro Forma Consolidated Financial Information as of March 31, 2013 has been assuming that the Merger Agreement closed on March 31, 2013, based on the following assumptions and adjustments:

To record transactions that occurred prior to the completion of the Merger Agreement:

  The director and officer of i-Level cancelled 47,000,000 common shares held, with a par value of $0.001 per share, as a contribution to capital. The result is a decrease to share capital and an increase to additional paid-in capital of $47,000.

To record transactions that occurred upon the completion of the Merger Agreement, pursuant to the terms of the Merger Agreement:

  To record the issuance of 78,492,357 shares of common stock, with a par value of $0.001 per share, to former Telupay stockholders for the acquisition of Telupay PLC and subsidiaries. Based on the closing market price of i-Level's common stock of $0.70 per share on September 23, 2013, the total share consideration issued to Telupay's stockholders had an approximate value of $55,000,000. The result is an increase to investment in Telupay of $55,000,000 and an increase to share capital of $78,492 and to additional paid-in capital of $54,921,508.

To record the re-capitalization of Telupay by applying re-capitalization accounting:

  Upon consolidation, i-Level's investment in Telupay and i-Level's stockholders' equity is eliminated.